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                                                                 EXECUTION COPY


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                       DOBSON COMMUNICATIONS CORPORATION

                  STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT

                        dated as of December 23, 1998


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                   STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT

     STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT, dated as of December 23, 1998 (this "Agreement"), by and among the investors listed on Schedule I (individually, each a "Cash Equity Investor" and, collectively, with any of its Affiliated Successors, the "Cash Equity Investors") and Dobson Communications Corporation, an Oklahoma corporation (the "Company"). Each of the foregoing Persons, together with all other Persons who, in connection with a Transfer (as hereinafter defined) are required to become a party to this Agreement (other than the Company) are sometimes referred to herein, individually, as a "Stockholder" and, collectively, as the "Stockholders."

                                    RECITALS

     WHEREAS:

     (A) The Company and certain of its stockholders have agreed to enter into this Agreement following the termination of the Stockholders Agreement of the Company, dated as of February 26, 1997, and in order to provide for the management of the Company and to impose certain restrictions with respect to the sale, transfer or other disposition of Common Stock and Preferred Stock on the terms and conditions hereinafter set forth; and

     (B) The authorized capital stock of the Company consists of: (a) 1,500,000 shares of common stock, par value $0.001 per share ("Common Stock"), consisting of (i) 1,438,000 shares of Class A Common Stock ("Class A Common Stock"), of which 491,954 shares are issued and outstanding, (ii) 31,000 shares of Class B Non-Voting Common Stock ("Class B Common Stock"), of which 28,934 shares are subject to options which have been granted but not exercised, and (iii) 31,000 shares of Class C Common Stock ("Class C Common Stock"), of which no shares are issued and outstanding; and (b) 2,500,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), consisting of (i) 550,000 shares designated 12 1/4% Senior Exchangeable Preferred Stock ("Senior PIK Preferred Stock"), Mandatorily Redeemable 2007, of which 185,513 shares are issued and outstanding, (ii) 180,000 shares designated 12 1/4% Senior Exchangeable Preferred Stock ("Sygnet PIK Preferred Stock"), Mandatorily Redeemable 2008, of which 64,646 shares are issued and outstanding, (iii) 150,000 shares designated Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock ("Class A Preferred Stock"), of which 100,000 shares are issued and outstanding, (iv) 90,000 shares designated Class D Convertible Preferred Stock ("Class D Preferred Stock"), of which 75,093.7 shares are issued and outstanding, (v) 405,000 shares designated Class E Preferred Stock ("Class E Preferred Stock"), of which zero shares are issued and outstanding, (vi) 30,000 shares designated Class F Preferred Stock ("Class F Preferred Stock"), of which 30,000 shares are issued and outstanding, (vii) 62,000 shares designated Class G Preferred Stock ("Class G Preferred Stock"), of which 37,853 shares are issued and outstanding, and (viii) 62,000 shares

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designated Class H Preferred Stock ("Class H Preferred Stock"), of which zero shares are issued and outstanding; and

     (C) Each Stockholder is the registered owner of the respective shares of Common Stock and Preferred Stock set forth opposite its name on Schedule II.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

     "ADVICE" shall have the meaning set forth in Section 5(d)(xvii).

     "AFFILIATE" shall have the meaning given such term in Rule 501(b) under the Securities Act.

     "AFFILIATED SUCCESSOR" shall mean, with respect to any Person, an Affiliate thereof that is a transferee or a successor in interest to any or all of such Person's Company Stock and that is required to become a party to this Agreement in accordance with the terms hereof; PROVIDED, HOWEVER, that, for purposes of Section 4, with respect to any Cash Equity Investor, "Affiliated Successor" shall also include partners, limited partners or members of a Cash Equity Investor that are transferees of Preferred Stock or Common Stock pursuant to distributions in accordance with the partnership agreement or operating agreement of such Cash Equity Investor.

     "AVAILABLE CASH" shall have the meaning given to such term in the Subordinated Put Note.

     "BENEFICIALLY OWN" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

     "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company, as duly constituted in accordance with this Agreement, or any committee thereof duly constituted in accordance with this Agreement, the by-laws and applicable law and duly authorized to make the

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relevant determination or take the relevant action.  To the extent that the
Board of Directors is required under this Agreement to authorize or approve, or make a determination in respect of a transaction between the Company, on the one hand, and a Stockholder, and/or a Stockholder's Affiliates, on the other hand, the Board of Directors shall be deemed to exclude such Stockholder, any of its Affiliates, and any of the directors, officers, employees, agents or representatives of such Stockholder and/or its Affiliates, who are members of the Board of Directors.

     "BTA" shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, as modified by the FCC to form the initial geographic area of license for the C, D, E and F blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

     "CALL NOTICE" shall have the meaning set forth in Section 13.2.

     "CASH EQUITY INVESTORS" shall have the meaning set forth in the preamble.

     "CELLULAR SYSTEM" shall mean a mobile communication system constructed and operated in a MSA or a RSA (or any successor territorial designations or subdivision thereof authorized by the FCC) exclusively using frequencies in the 800 MHz band, or portions thereof, pursuant to a License therefor issued by the FCC.

     "CELLULAR TERRITORY" shall mean the cellular geographic service area in an MSA or RSA in which the Company or its Subsidiaries has been granted a licence to operate a Cellular System by the FCC.

     "CERTIFICATES OF DESIGNATION" shall mean collectively the Certificates of Designation of the Company in respect of each class of Preferred Stock, substantially in the forms of Exhibits B-1 through B-6 hereto.

     "CHANGE OF CONTROL" shall mean (i) prior to an IPO, any transaction as a result of which Everett Dobson and his Affiliates, directly or indirectly, cease to control 50.1% of the Company's Voting Securities, (ii) following an IPO, any transaction as a result of which Everett Dobson and his Affiliates, directly or indirectly, cease to control 35% of the Company's Voting Securities, or (iii) the sale of all or substantially all of the Company's stock, business or assets (including through a merger or otherwise), PROVIDED, HOWEVER, that a Change of Control will not be deemed to occur in connection with (x) the sale or redemption by the Dobson Partnership of up to $25.0 million in aggregate principal amount of capital stock of the Company, together with any accrued and unpaid dividends thereon, in one transaction or a series of transactions in accordance with Section 4.2(e), and (y) an IPO.

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     "CLASS A COMMON STOCK" shall have the meaning given such term in recital
(B) hereto.

     "CLASS A PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto.

     "CLASS B COMMON STOCK" shall have the meaning given such term in recital
(B) hereto.

     "CLASS B PREFERRED STOCK" shall mean the Class B Convertible Preferred Stock of the Company, which has been redeemed as of the date of this Agreement.

     "CLASS C COMMON STOCK" shall have the meaning set forth in recital (B) hereto, which is designed to track the financial performance of the Wireless Subsidiaries.

     "CLASS C PREFERRED STOCK" shall mean the Class C 8% Cumulative, Non-Voting, Non-Convertible, Preferred Stock of the Company, which has been redeemed as of the date of this Agreement.

     "CLASS D PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto.

     "CLASS E PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto.

     "CLASS F PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto.

     "CLASS F PREFERRED STOCK DOCUMENTS" shall mean the Class F Preferred Stock Investors Agreement, the Class F Preferred Stock Warrants and the Class F Preferred Stock (and the Certificate of Designation relating thereto).

     "CLASS F PREFERRED STOCK SUBSCRIPTION AGREEMENTS" shall mean the Subscription Agreements between the Company and certain former Sygnet Wireless, Inc. stockholders, in respect of the Class F Preferred Stock Warrants.

     "CLASS F PREFERRED STOCK WARRANT SHARES" shall mean the Class A Common Stock to be issued by the Company upon exercise of the Class F Preferred Stock Warrants.

     "CLASS F PREFERRED STOCK WARRANTS" shall mean the Class F Preferred Stock Warrants issued by the Company in conjunction with the Class F Preferred Stock.

     "CLASS G PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto. The terms of the Class G Preferred Stock are set forth in the form of Certificate of Designation on Exhibit B-5 hereto.

     "CLASS H PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto.  The

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terms of the Class H Preferred Stock are set forth in the form of Certificate of Designation set forth on Exhibit B-6 hereto.

     "CLAWBACK EXERCISE PRICE" shall have the meaning given such term in
Article 11.

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "COMMON STOCK" shall collectively mean the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

     "COMPANY" shall have the meaning set forth in the preamble.

     "COMPANY STOCK" shall mean the Preferred Stock and the Common Stock.

     "CONFIDENTIAL INFORMATION" shall have the meaning assigned to such term in Section 6.3(a).

     "CONSOLIDATED LEVERAGE RATIO" shall be calculated in accordance with the Senior Notes Indenture regardless of whether or not the Senior Notes Indenture is still in effect.

     "CREDIT AGREEMENTS" shall mean (i) the Credit Agreement, dated as of March 25, 1998, among First Union National Bank (as successor by merger to CoreStates Bank, N.A.) as Administrative Agent, Dobson Operating Company, as Borrower, the Company, as Guarantor, and the Company Subsidiaries party thereto, (ii) the Revolving Credit Agreement, dated as of March 25, 1998, among Dobson Cellular Operations Company as Borrower, and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A.), as Administrative Agent, (iii) the 364-Day Revolving Credit and Term Loan Agreement, dated as of March 25, 1998, between Dobson Cellular Operations Company, as Borrower, and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A.), as Administrative Agent, (iv) the Credit Agreement, dated the date hereof, between Dobson/Sygnet Operating Company, as Borrower and NationsBank N.A., as Administrative Agent and (v) the Term Loan Agreement, dated as of the date hereof, among Dobson Tower Company and NationsBank, N.A.

     "CREDIT DOCUMENTS" shall mean, collectively, the Credit Agreements and all documents and instruments evidencing or securing or guarantying indebtedness thereunder.

     "DOBSON PARTNERSHIP" shall mean Dobson CC Limited Partnership, an Oklahoma limited partnership.

     "DOBSON/SYGNET" shall mean Dobson/Sygnet Communications Company, an
Oklahoma

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corporation.

     "DOBSON/SYGNET NOTE DOCUMENTS" shall mean, collectively, the Dobson/Sygnet Note Indenture, the Dobson/Sygnet Note Purchase Agreement, the Dobson/Sygnet Notes and the Dobson/Sygnet Note Registration Rights Agreement.

     "DOBSON/SYGNET NOTE INDENTURE" shall mean the Indenture, dated the date hereof, among Dobson/Sygnet and United States Trust Company of New York, as trustee thereunder, in respect of the Dobson/Sygnet Notes.

     "DOBSON/SYGNET NOTE PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of December 16, 1998, among Dobson/Sygnet and NationsBanc Montgomery Securities LLC.

     "DOBSON/SYGNET NOTES" shall mean the $200 million in aggregate principal amount of 12 1/4% Senior Notes due 2008 issued by Dobson/Sygnet pursuant to the Dobson/Sygnet Note Indenture.

     "DOBSON/SYGNET NOTE REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated the date hereof, among Dobson/Sygnet and NationsBanc Montgomery Securities LLC.

     "EQUITY SECURITIES" shall mean, with respect to any Person, any shares of stock of, or partnership interest or other ownership or beneficial interest in, such Person, in each case outstanding at any time.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FCC" shall mean the Federal Communications Commission or similar regulatory authority established in replacement thereof.

     "FINANCING AGREEMENTS" shall mean, collectively, the Senior Note Documents, the Dobson/Sygnet Notes Documents, the Credit Documents, the Senior PIK Preferred Stock Certificate of Designation, the Sygnet PIK Preferred Stock Documents, the Class F Preferred Stock Documents, the Investment and Transaction Agreement and, as appropriate, all documents, instruments and agreements evidencing or securing the foregoing and any amendments or refinancings permitted by Section 12.5. This definition shall not be construed in accordance with the final sentence of Section 1.2.

     "FLEET EQUITY" shall mean collectively Fleet Venture Resources, Inc., Fleet Equity Partners VI, L.P. and Kennedy Plaza Partners together with their respective Affiliates.

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     "FLEET EQUITY PURCHASE AGREEMENT" shall mean the Securities Purchase agreement, dated as of March 19, 1996, among the Company and the Purchasers named therein as amended by Amendment No.1 thereto, dated as of February 26, 1997.

     "FLEET BUYOUT STOCK" shall mean collectively the 17,412 shares of Class A Common Stock purchased by JWC, the 22,459 shares of Class A Common Stock purchased by the Company, the 17,412 shares of Class A Common Stock purchased by the Dobson Partnership and the 20,886 shares of Class A Common Stock purchased by Dobson Operating Company directly, in each case from Fleet Equity on the date hereof pursuant to the terms of the Stock Purchase Agreement among Fleet Equity and each such purchaser.

     "FORMER SHAREHOLDERS' AGREEMENT" shall mean the Shareholders' Agreement of the Company, dated as of February 26, 1996, among the Company and the shareholders named therein, and which has been terminated, effective as of the execution of this Agreement.

     "FULLY DILUTED BASIS" shall mean with respect to any Equity Securities issued by any Person, without duplication, (a) all shares or units of, or interests in, such Equity Securities outstanding at the time of determination, and (b) all convertible securities, or other rights to acquire such Equity Securities, whether or not exercisable or convertible at the time of such determination.

     "GOVERNMENTAL AUTHORITY" shall mean a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

     "INDEBTEDNESS" means any indebtedness (including, without limitation, Senior Indebtedness), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, the guarantee of items that would be included within this definition.

     "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(e)(v).

     "INDEMNIFIED STOCKHOLDER" shall have the meaning set forth in Section 5(e)(i).

     "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(e)(v).

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     "INVESTMENT AND TRANSACTION AGREEMENT" shall mean the Investment and
Transaction Agreement, dated as of December 23, 1998, among the Company and the Purchasers named therein.

     "IPO" shall mean an initial public offering of Class A Common Stock pursuant to an effective Registration Statement under the Securities Act, the aggregate gross proceeds from such public offering equals or exceeds $50.0 million (or, where the context expressly provides otherwise in this Agreement, such other amount as is expressly stated).

     "IPO DATE" shall mean the first date on which an IPO occurs.

     "JWC" AND "JWC GROUP STOCKHOLDERS" each mean J.W. Childs Equity Partners II, L.P., a Delaware limited partnership, and its affiliated funds and co-investors listed on Schedule I hereto.

     "JWC COMMON STOCK" shall mean the 17,412 shares of Class A Common Stock purchased by JWC from Fleet Equity pursuant to the Fleet Purchase Agreement, dated the date hereof, among Fleet Equity and the purchasers named.

     "JWC SELLDOWN" shall mean the sale by JWC of up to $33.3 million of its initial investment in Company Stock, pursuant to Section 5.14 of the Investment and Transaction Agreement.

     "LAW" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

     "LICENSE" shall mean a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

     "LIENS" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

     "LIQUIDATION PREFERENCE" shall mean, with respect to each share of Preferred Stock, the liquidation preference therefore, calculated in accordance with the Certificate of Designation for

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the relevant class of Preferred Stock.

     "LIQUIDITY EVENT" shall mean any of the following events, the occurrence of the IPO Date, the sale of all or substantially all of the Company Stock or the Company's business and assets (including through a merger or otherwise), the substantial recapitalization of the Company or any other event which provides substantial financial liquidity to the Company's Stockholders in respect of their investment in the Company.

     "LOGIX COMMUNICATIONS" shall mean Logix Communications Enterprises, Inc. an Oklahoma corporation.

     "LOGIX COMMUNICATIONS 1998 STOCK OPTION PLAN" shall mean the Logix Communications 1998 Stock Option Plan.

     "LOGIX COMMUNICATIONS COMMON STOCK" shall mean Common Stock, par value $1.00 per share, of Logix Communications.

     "LOGIX COMMUNICATIONS SPIN-OFF" shall mean the consummation of the proposed spin-off by the Company of the business of Logix Communications.

     "MSA" means a Metropolitan Statistical Area, comprised of one or more counties in the Unites States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992. DA 92-109.

     "MTA" shall mean a geographic area established by the Rand McNally 1992 Commercial Atlas & Marketing Guide, 123rd Edition, as modified by the FCC to form the initial geographic area of license for the A and B blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the National Association of Securities Dealers' Automated Quotation System.

     "NEW COMPANY STOCK OPTION PLAN" shall mean the Dobson Communications Corporation 1996 Stock Option Plan, adopted on February 6, 1997, as amended by Amendment No. 1 thereto, dated December 21, 1998.

     "NEW SECURITIES" shall have the meaning set forth in Section 4.7(b).

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     "PCS SYSTEM" shall mean a mobile communication system constructed and operated in a BTA or a MTA (or any successor territorial designations or subdivision thereof authorized by the FCC) exclusively using the 1850 MHZ to 1910 MHZ and 1930 MHZ to 1990 MHZ frequencies, or portions thereof, pursuant to a License therefor issued by the FCC.

     "PCS TERRITORY" shall mean an MTA or BTA in which the Company or any of its Subsidiaries has been granted a license to operate a PCS System by the FCC.

     "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust or other legal entity.

     "POPS" shall mean, with respect to any Licensed area, the residents of such area based on the most recent publication by Equifax Marketing Decision Systems, Inc.

     "PREFERRED STOCK" shall mean collectively, the Senior PIK Preferred Stock, the Sygnet PIK Preferred Stock, the Class A Preferred Stock, the Class D Preferred Stock, the Class E Preferred Stock, the Class F Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock.

     "PREFERRED STOCK PUT RIGHT" shall have the meaning given such term in
Section 12.1.

     "PROHIBITED TRANSFEREE" shall mean any Person that is one of the five largest providers of wireless telecommunications services (based on revenue derived from the provision of such wireless telecommunications services during the most recent fiscal year for which such information is available) in any PCS Territory or Cellular Territory or any entity which is controlled by any such Person; or a Person (other than the Company) who derives a material portion of its business by providing wireless telecommunications services in any PCS Territory or Cellular Territory.

     "PROSPECTUS" shall have the meaning set forth in Section 5(d)(i).

     "QUALIFIED HOLDER" shall mean any Stockholder or group of Stockholders that Beneficially Owns shares of Common Stock reasonably expected to, upon sale, result in aggregate gross proceeds of at least $50.0 million.

     "REGISTRABLE SECURITIES" shall mean (a) the Common Stock now owned or hereafter acquired by any Stockholder or issuable upon conversion of any Equity Security or exchange of Common Stock, and (b) all Common Stock issued or issuable upon conversion, exchange or exercise of any Equity Security which is issued pursuant to a stock split, stock dividend or other similar distribution or event with respect to Common Stock but with respect to any Common Stock, only until such time as such Common Stock (i) has been effectively registered under the

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Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force), (iii) shall otherwise have been transferred, a new certificate evidencing such Common Stock without a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such Common Stock shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) shall have ceased to be issued and outstanding.

     "REGISTRATION" shall have the meaning set forth in Section 5(d).

     "REGISTRATION EXPENSES" shall have the meaning set forth in Section 5(g).

     "REGISTRATION STATEMENT" shall have the meaning set forth in Section
5(d)(i).

     "REPRESENTATIVES" shall have the meaning set forth in Section 6.3(a).

     "RELEVANT PERCENTAGE INTEREST" shall have the meaning given such term in
Section 3.4.

     "RESTATED BY-LAWS" shall mean the Amended and Restated By-Laws of the Company in the form of Exhibit C.

     "RESTATED CERTIFICATE" shall mean the Amended and Restated Certificate of Incorporation of the Company, in the form of Exhibit A.

     "RSA" means a Rural Statistical Area, comprised of one or more counties in the United States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992, DA 92-109.

     "RULE 144" shall mean Rule 144 promulgated under the Securities Act (or any similar rule as may be in effect from time to time).

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SELLING STOCKHOLDER" shall have the meaning set forth in Section 4.2(a).

     "SENIOR INDEBTEDNESS" shall mean the principal, interest on, premium, if any, fees (including, without limitation, any attorneys', commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with the Financing Agreements and any refinancings or replacements of the

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foregoing prior to the date of issuance of any Subordinated Put Note, in accordance with Section 12.5 hereof or from the date of issuance of any Subordinated Put Note, in accordance with the terms of such Subordinated Put Note, in each case whether or not with new lenders, now or hereafter incurred, any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals of the Financing Agreements prior to the date of issuance of any Subordinated Put Note, in accordance with Section 12.5, or from the date of issuance of any Subordinated Put Note, in accordance with the terms of such Subordinated Put Note, any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing prior to the date of issuance of any Subordinated Put Note, in accordance with Section 12.5 or from the date of issuance of any Subordinated Put Note, in accordance with the terms of such Subordinated Put Note, in each case whether or not with new lenders, unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to any Subordinated Put Note.

     "SENIOR NOTE DOCUMENTS" shall mean, collectively, the Senior Note Indenture, the Senior Notes and the Senior Notes Escrow and Security Agreement.

     "SENIOR NOTE INDENTURE" shall mean the Indenture, dated as of February 28, 1997, among the Company and United States Trust Company of New York, as Trustee thereunder, in respect of the Senior Notes.

     "SENIOR NOTES" shall mean the 11 3/4% Senior Notes due 2007 issued by the Company pursuant to the Senior Note Indenture.

     "SENIOR NOTES ESCROW AND SECURITY AGREEMENT" shall mean the Escrow and Security Agreement, dated February 28, 1997, among, the Company and the placement agents, party thereto, and United States Trust Company of New York, as Trustee thereunder.

     "SENIOR PIK PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereto.

     "SENIOR PIK PREFERRED STOCK CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation in respect of the Senior PIK Preferred Stock.

     "STOCKHOLDER" shall have the meaning set forth in the preamble.

     "SUBORDINATED PUT NOTE" shall mean any Negotiable Junior Subordinated Unsecured Note of the Company, substantially in the form of Exhibit D, issued in accordance with the terms of this Agreement in connection with the exercise of Preferred Stock Put Rights.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of

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shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

     "SYGNET ACQUISITION" shall mean the acquisition by the Company's wholly owned subsidiary, Dobson/Sygnet, of all of the outstanding capital stock of Sygnet Wireless, Inc., an Ohio corporation, pursuant to the Sygnet Merger Agreement dated July 28, 1998, as amended, between Dobson/Sygnet operating Company and Sygnet Wireless, Inc.

     "SYGNET MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of July 28, 1998, between Dobson/Sygnet Operating Company and Sygnet Wireless, Inc.

     "SYGNET PIK PREFERRED STOCK" shall have the meaning set forth in recital
(B) hereof.

     "SYGNET PIK PREFERRED STOCK DOCUMENTS" shall mean, collectively, the Sygnet PIK Preferred Stock Purchase Agreement, the Sygnet PIK Preferred Stock and the Sygnet PIK Preferred Stock Registration Rights Agreement.

     "SYGNET PIK PREFERRED STOCK PURCHASE AGREEMENT" means the Purchase Agreement, dated December 16, 1998, between the Company and NationsBanc Montgomery Securities LLC in respect of the Sygnet PIK Preferred Stock.

     "SYGNET PIK PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement between the Company and NationsBanc Montgomery Securities LLC in respect of the Signet PIK Preferred Stock.

     "TAG-ALONG EVENT" shall have the meaning set forth in Section 4.2(a).

     "TAG-ALONG EVENT PURCHASER" shall have the meaning set forth in Section 4.2(a).

     "TAG-ALONG NOTICE" shall have the meaning set forth in Section 4.2(a).

     "TAG-ALONG STOCK" shall have the meaning set forth in Section 4.2(a).

     "TERRITORY" shall mean, collectively, all of the PCS Territories and all of the Cellular Territories.

     "TRANSFER" shall have the meaning set forth in Section 4.1(a).

     "VOTING SECURITIES" shall mean equity securities of a Person having the right to vote generally in the election of the directors of such Person.

     "WIRELESS SUBSIDIARIES" shall mean collectively DCC PCS Inc., Western Financial Services, Inc., Dobson Cellular Operations Company, DOC Cellular Subsidiary Company, Dobson Operating Company, Dobson Tower Company, Dobson/Sygnet Communications Company and their respective Subsidiaries.

     1.2 OTHER DEFINITIONAL PROVISIONS. Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires. References to a document or agreement shall be to such document or agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                                  ARTICLE 2.

                            STOCKHOLDER APPROVAL

     2.1 ORGANIZATIONAL DOCUMENTS. The Stockholders consent to the amendment of the By-Laws and their replacement by the Restated By-Laws and adopt and approve the Restated By-Laws.

     2.2  APPROVAL OF STOCK OPTION PLANS.   The Stockholders approve and
adopt the New Company Stock Option Plan and the Logix Communications 1998 Stock Option Plan and consent to the issuance of stock options and common stock in accordance with the terms thereof and to the consummation of the other transactions contemplated thereby.

     2.3  LOGIX COMMUNICATIONS SPIN-OFF.   The Stockholders hereby approve
and consent to the consummation of the Logix Communications Spin-Off provided that such Logix Communications Spin-Off occurs within 12 months of the receipt by the Company of a private letter ruling by the Internal Revenue Service with respect to the Logix Communications Spin-Off under the currently pending application therefor by the Company. The Stockholders acknowledge that the holders of Class D Preferred Stock will participate in the Logix

Communications Spin-Off on a pro rata basis according to their percentage ownership of Common Stock on a Fully Diluted Basis at the time of the Logix Communications Spin-Off (assuming for this purpose that all options issued under the Logix Communications 1998 Stock Option Plan have been exercised). The JWC Common Stock shall participate in the Logix Communications Spin-Off on the same terms as all other shares of Class A Common Stock.

                                   ARTICLE 3.

                           MANAGEMENT OF THE COMPANY

     3.1 BOARD OF DIRECTORS. (a) The Board of Directors shall, subject to the other provisions hereof, consist of seven (7) directors; PROVIDED, HOWEVER, that the number of directors constituting the Board of Directors shall be reduced in the circumstances set forth in this Section 3.1. Each of the Stockholders hereby agrees that it will vote all of the shares of its Common Stock and Preferred Stock (to the extent entitled to vote) owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors and thereafter the continuation in office of such directors as follows:

          (i) one director selected by JWC, in its sole discretion, so long as it Beneficially Owns at least 35% of the Class D Preferred Stock (or the Class A Common Stock or Class E Preferred Stock acquired upon conversion thereof) it holds as of the date of this Agreement;

          (ii) four directors selected by the Dobson Partnership, in its sole discretion; and

          (iii) two directors jointly selected by JWC and the Dobson
Partnership.

          JWC shall have the right so long as it holds its Relevant Percentage Interest to require that Fleet Equity has the right to designate a Person to serve as a director of the Company (who shall be substituted for one of the directors referenced in clause (iii) above) in the event that Fleet Equity purchases from JWC at least $10.0 million in principal amount of JWC's original investment in Class D Preferred Stock and JWC Common Stock.
In addition, JWC shall have the right to, so long as it holds its Relevant Percentage Interest, designate one director for the Board of Directors of each Subsidiary of the Company.

          If, for any reason, no director is designated pursuant to clause
(iii) hereof, then such directors will be selected by the Dobson Partnership. In the event that any Class D Preferred Stock is converted into Class A Common Stock and Class E Preferred Stock in accordance with the terms thereof, the rights of the holders of such Preferred Stock to vote to appoint directors in accordance with the terms hereof shall survive such conversion.

          Any nomination or designation of directors and the acceptance thereof pursuant to Section 3.1 shall be evidenced in writing.

          (b) The Stockholders acknowledge the rights of the holders of Senior PIK Preferred Stock to designate an additional 2 directors, the right of the holders of Sygnet PIK Preferred Stock to designate an additional 2 directors and the right of the holders of the Class F Preferred Stock to designate one additional director, in the event that the triggering events described in paragraph (iii) of the Senior PIK Preferred Stock Certificate of Designation, paragraph (iii) of the Sygnet PIK Preferred Stock Certificate of Designation, and subparagraph (c)(iii) of the Class F Preferred Stock Certificate of Designation, respectively occur.

     3.2 REMOVAL; FILLING OF VACANCIES. Except as set forth in Section 3.1, each Stockholder agrees it will not vote any shares of Company Stock Beneficially Owned by such Stockholder, and shall not permit any Affiliated Successor of such Stockholder holding any Company Stock, to vote for the removal without cause of any director designated by any other Stockholder in accordance with Section 3.1. Any Stockholder or group of Stockholders who has the right to designate any member(s) of the Board of Directors shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board of Directors with or without cause or ceases to be a member of the Board of Directors by reason of death, disability or for any other reason) upon written notice to the other Stockholders, the Company and the members of the Board of Directors which notice shall set forth the name of the member(s) being replaced and the name of the new member(s). Each of the Stockholders agrees to vote, and to cause its Affiliated Successors to vote, its shares of Preferred Stock and Common Stock, or shall otherwise take any action as is necessary to cause the election of any successor director designated by any Stockholder pursuant to this Section 3.2.

     3.3 DIRECTORS. In accordance with the Oklahoma General Corporation Law and pursuant to the provisions of Section 3.1 of this Agreement, the Stockholders hereby consent to the election of and do hereby elect in accordance with Section 3.1 hereof the persons designated in Schedule III hereto as directors of the Company. Such persons shall hold office until their successors are duly elected and qualified, except as otherwise provided in this Agreement, the Restated Certificate or the Restated By-Laws.

     3.4 COMPENSATION AND REIMBURSEMENT. The members of the Board of Directors (other than the directors selected pursuant to Section 3.1(iii)) shall not be compensated for their services as a director or as a member of any committee of the Board of Directors. For so long as JWC Beneficially Owns at least 35% of the number of shares of Class D Preferred Stock (or any Class A Common Stock or Class E Preferred Stock into which it may have been converted) which it owns as of the date of this Agreement (the "Relevant Percentage Interests"), JWC shall have the right to have an observer present at all meetings of the Board of Directors and any committees thereof (in addition to the director appointed pursuant to Section 3.1(a)(i) above). The Company will reimburse the observer appointed pursuant to this Section in connection with such person's role as observer and each member of the Board of Directors for the reasonable and documented out-of-pocket expenses and costs (including travel expenses), incurred by such observer or such director in connection with such the performance of his service as an observer or as a director or as a member of any committee of the Board of Directors.

     3.5 BUSINESS OF THE COMPANY. The business and affairs of the Company shall be conducted by the officers of the Company under the supervision of the Board of Directors. The Board of Directors of the Company shall meet at least once per fiscal quarter. The Board of Directors of Logix
Communications shall meet at least once in every two month period.

     3.6 REQUIRED VOTES. All actions of the Board of Directors of the Company shall require the vote of at least a majority of the entire Board of Directors, unless otherwise required by Law, the Restated Certificate, the Restated By-Laws or this Agreement.

     3.7 TRANSACTIONS BETWEEN THE COMPANY AND THE STOCKHOLDERS OR THEIR AFFILIATES. Any transaction or series of transactions outside the ordinary course of business and agreements or transactions entered into from time to time and involving, in any 12-month period, in the aggregate, more than $1.0 million, between the Company or its Subsidiaries, on the one-hand, and its Stockholders or Affiliates, or any of them, on the other hand, must be approved by any two of the directors selected in clauses (i) and (iii) of
Section 3.1(a), provided that no such approval will be required in connection with (A) this Agreement, the Investment and Transaction Agreement, the New Company Stock Option Plan and the Logix Communications 1998 Stock Option Plan, any Financing Agreement to be entered into simultaneously herewith, (B) the Logix Communications Spin-Off, and (C) the proposed arms-length development and lease by the Company and its Subsidiaries of space in an office building in which the Dobson family has an ownership interest; PROVIDED, HOWEVER, that in the event that the two directors in clause (iii) above have been selected by the Dobson Partnership without the approval of JWC, then the consent of the director designated by JWC in clause (i) of
Section 3.1(a) shall be required to approve a transaction of the type described in this Section 3.7.

     3.8 BOARD COMMITTEES. If a committee of the Board of Directors is established, the director selected pursuant to Section 3.1(a)(i) shall be entitled to be a member of such committee.

     3.9 OTHER ACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the prior approval of a majority of directors of the Board of Directors of the Company:
(i) register securities under the Securities Act or grant registration rights; (ii) change the size of the Board of Directors; (iii) change the

Company's independent public accountants; (iv) amend this Agreement; (v) adversely amend or alter any preferences, rights or powers of the Class D Preferred Stock, whether such rights be set forth in the Restated Certificate or Restated Bylaws or in any other agreement; (vi) redeem, repurchase or pay any dividends on any stock that is junior to, or on a parity with, the Class D Preferred Stock, except for repurchases of management, employee or consultant stock or stock options pursuant to contractual rights which do not exceed $500,000 in any fiscal year of the Company or $1,500,000 in the aggregate; (vii) issue or authorize any shares of capital stock of the Company having a preference over, or being on parity with, the Class D Preferred Stock, including the issuance of additional shares of Class D Preferred Stock PROVIDED, that the Company may issue and authorize shares of capital stock in connection with (x) public or private (which provides for registration within one year of issuance)/144A preferred stock financing in connection with future acquisitions and capital projects and the financing thereof, and (y) the Logix Communications Spin-Off; or (viii) merge or consolidate with or into another Person, or sell all or substantially all of its assets or liquidate its assets or business. Nothing in this Section 3.9 is intended to imply that by virtue of the approval of the Board of Directors pursuant to this Section 3.9 the Company can take any action that it is otherwise prohibited from taking.

                                   ARTICLE 4.

                              TRANSFERS OF SHARES

     4.1  GENERAL.

          (a) Each Cash Equity Investor agrees that at all times prior to, the earliest of (A) the IPO Date (B) the fifth anniversary hereof or (C) a Change of Control, it shall not, directly or indirectly, transfer, sell, assign, pledge, or tender or otherwise grant or create a Lien in or upon, give, or otherwise voluntarily or involuntarily (including transfers by testamentary or intestate succession) dispose of by operation of law, offer or otherwise (any such action being referred to herein as a "Transfer") any of the shares of Company Stock Beneficially Owned by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder, except that a Cash Equity Investor may Transfer shares of Preferred Stock and Common Stock (i) to an Affiliate or an Affiliated Successor (notwithstanding anything else to the contrary in this Article 4), (ii) to family members and trusts and partnerships which are Affiliates thereof, (iii) to another Stockholder, (iv) in connection with a public sale in accordance with Rule 144, (v) by JWC under the JWC Selldown, and (vi) to any other Person after complying with Section 4.2, if applicable, PROVIDED, that in the case of clauses (i), (ii), (iii), and (v) each such transferee shall execute a counterpart of and become a party to this Agreement and shall agree in a writing in form and substance reasonably satisfactory to the Company to be bound and becomes bound by the terms of this Agreement. Nothing in this Agreement shall prohibit a bona fide pledge of

Company Stock by co-investors in the JWC Group (other than JWC) to a bank or financial institution.

          (b)  Notwithstanding anything to the contrary contained in this
Article 4, JWC Common Stock shall not be subject to Section 4.1, provided that any transferee of such shares shall execute a counterpart of and become party to this Agreement and shall agree in a writing in form and substance satisfactory to the Company to be bound and becomes bound by the terms of this Agreement. Fleet Buyout Stock shall be subject to the provisions of
Section 4.2 and 4.5 of this Agreement.

     4.2  TAG-ALONG RIGHTS.

          (a) Subject to Section 4.2(e), no Stockholder ("Selling Stockholder") shall, directly or indirectly, Transfer, in any single transaction or series or related transactions to one or more Persons who are not Affiliated Successors of such Stockholder (each such Person a "Tag-Along Event Purchaser") shares of Preferred Stock or Common Stock (collectively, "Tag-Along Stock") constituting 5% or more of such Stockholder's investment in the Company (a "Tag-Along Event"), unless the terms and conditions of such sale to such Tag-Along Event Purchaser shall include an offer to each Stockholder (including the Selling Stockholder) to Transfer to such Tag-Along Event Purchasers up to that number of shares determined as follows:

               (i) each JWC Group Stockholder shall have the right to Transfer to such Tag-Along Event Purchaser up to that number of shares of Tag-Along Stock then Beneficially Owned by such JWC Group Stockholder (without duplication) as are equal in value to (x) the aggregate value of the shares of Tag-Along Stock that such Tag-Along Event Purchaser has offered to purchase (the "Total Tag-Along Value"), times (y) a fraction, the numerator of which is the value of the shares of Class A Common Stock and Class E Preferred Stock (valued at its Liquidation Preference) at that time Beneficially Owned (without duplication) by such JWC Group Stockholder, and the denominator of which is the value of all then outstanding Class A Common Stock (the aggregate value of all of the shares of Tag-Along Stock that may be purchased by the JWC Group Stockholders is hereinafter referred to as the "JWC Group Value", and the Total Tag-Along Value minus the JWC Group Value is hereinafter referred to as the "Remaining Value");

               (ii) each Stockholder that is not a JWC Group Stockholder (together with the Selling Stockholders, the "Remaining Offerees") shall have the right to Transfer to such Tag-Along Event Purchaser up to that number of shares of Tag-Along Stock then Beneficially Owned by such Remaining Offeree (without duplication) as are equal in value to (x) the Remaining Value, times (y) a fraction, the numerator of which is the value of shares of Class A Common Stock and Class E Preferred Stock (other than such stock held by Dobson Partnership) (valued at its Liquidation Preference) at that time Beneficially Owned (without duplication) by such Remaining Offeree, and the denominator of which is the value of all then outstanding Class A Common Stock.

     If the Selling Stockholders receive a bona fide offer from a Tag-Along Event Purchaser to purchase shares of Tag-Along Stock in circumstances in which would result in a Tag-Along Event, and which offer such Selling Stockholders wish to accept, the Selling Stockholders shall then cause the Tag-Along Event Purchaser's offer to be reduced to writing (which writing shall include an offer to purchase shares of Tag-Along Stock from each Stockholder according to the terms and conditions set forth in this Section 4.2) and the Selling Stockholders shall send written notice of the Tag-Along Event Purchaser's offer (the "Tag-Along Notice") to each Stockholder, which Tag-Along Notice shall specify (i) the names of the Selling Stockholders,
(ii) the names and addresses of the proposed acquiring Person, (iii) the amount of shares proposed to be Transferred and the price, form of consideration and other terms and conditions of such Transfer (including, if in a series of related transactions, such information with respect to shares of Tag-Along Stock theretofore Transferred), (iv) that the acquiring Person has been informed of the rights provided for in this Section 4.2 and has agreed to purchase shares of Tag-Along Stock in accordance with the terms hereof, and (v) the date by which each other Selling Stockholder may exercise its respective rights contained in this Section 4.2, which date shall not be less than thirty (30) days after the giving of the Tag-Along Notice. The Tag-Along Notice shall be accompanied by a true and correct copy of the Tag-Along Event Purchaser's offer. At any time within thirty (30) days after receipt of the Tag-Along Notice, each Stockholder may accept the offer included in the Tag-Along Notice for up to such number of shares of Tag-Along Stock as is determined in accordance with this Section 4.2, by furnishing written notice of such acceptance to each Selling Stockholder, and delivering, to an escrow agent (which shall be a bank or a law or accounting firm designated by the Company), on behalf of the Selling Stockholders, the certificate or certificates representing the shares of Tag-Along Stock to be sold pursuant to such offer by each Stockholder, duly endorsed in blank, together with a limited power-of-attorney authorizing the escrow agent, on behalf of the Stockholder, to sell the shares to be sold pursuant to the terms of such Tag-Along Event Purchaser's offer.

          If any Stockholder desires to sell less than its proportionate amount of shares of Tag-Along Stock that it is entitled to sell pursuant to this Section 4.2, then each of the other Stockholders shall have the right to sell to the Tag-Along Event Purchaser an additional amount of shares of Tag-Along Stock as shall be calculated in accordance with the allocations and procedures set forth in the immediately preceding paragraph. Such process shall be repeated in series until all of the remaining Stockholders agree to sell their remaining proportionate number of shares of Tag-Along Stock.

          Schedule IV sets forth an illustrative example for this Section 4.2, PROVIDED, HOWEVER that in the event of any conflict between such illustration and this Section 4.2, Section 4.2 shall govern.

          (b)  The purchase from each Tag-Along Event Offeree pursuant to this
Section 4.2 shall be on the same terms and conditions, including the price per share received by the Selling Stockholders and stated in the Tag-Along Notice provided to each Stockholder. In the event that the Tag-Along Stock is Common Stock, all Stockholders shall be required, as a condition of participating in such transaction (in cases where the Preferred Stock is convertible into Common Stock), to convert the required amount of its Preferred Stock into Common Stock and Transfer Common Stock to the Tag-Along Event Purchaser.

          (c) Simultaneously with the consummation of the sale of the shares of Tag-Along Stock to the Tag-Along Event Purchaser pursuant to the Tag-Along
Event Purchaser's offer, the Selling Stockholders shall notify each Stockholder and shall cause the Tag-Along Event Purchaser to remit to each Stockholder the total sales price of the shares of Tag-Along Stock held by each Stockholder sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Stockholder.

          (d) If within thirty (30) days after receipt of the Tag-Along Notice, a Stockholder has not accepted the offer contained in the Tag-Along Notice, such Stockholder shall be deemed to have waived any and all rights with respect to the sale described in the Tag-Along Notice (but not with respect to any subsequent sale, to the extent this Section 4.2 is applicable to such subsequent sale) and the Selling Stockholders shall have sixty (60) days from the initial delivery of the last Tag-Along Notice in which to sell not more than the number of shares of Tag-Along Stock described in the Tag-Along Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Tag-Along Notice; PROVIDED, HOWEVER, that if such purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of such shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

          (e)  Without limiting Section 4.1(a), Section 4.2 will not apply to
(i) Transfers of Company Stock made after the IPO Date in a public offering in accordance with Section 5 or pursuant to Rule 144(ii) the sale or redemption of up to $25.0 million in aggregate principal amount by the Dobson Partnership of Company Stock, together with any dividends thereon, in one transaction or a series of transactions so long as such sale or redemption is permitted by
Section 5.9 of the Investment and Transaction Agreement, (iii) the sale of any Class F Preferred Stock and (iv) pursuant to Sections 4(a)(i), (ii), (iii), (v) or (vi) hereof (and similar Transfers of Fleet Buyout Stock).

     4.3  ADDITIONAL CONDITIONS TO PERMITTED TRANSFERS.

          (a) As a condition to any Transfer to an Affiliated Successor permitted pursuant to Section 4.1, or any Transfer pursuant to Section 4.2, each transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the Stockholders (and shall thereby become a Stockholder for all purposes of this Agreement). Any Transfer without compliance with such provisions of this Agreement shall be null and void and such transferee shall have no rights as a Stockholder of the Company.

          (b) Notwithstanding anything to the contrary contained in this Agreement (other than the next sentence) each Stockholder agrees that it will not effect a Transfer of shares of Company Stock to a Prohibited Transferee. In the event that the Dobson Partnership Transfers any Preferred Stock or Common Stock to a Prohibited Transferee, JWC shall equally be entitled to transfer such securities to such Person pursuant to Section 4.2. It shall be deemed a breach of this Section 4.3(b) by a Stockholder Beneficially Owning more than 10% of the Common Stock outstanding if any Prohibited Transferee shall acquire, directly or indirectly, in a private sale Beneficial Ownership of more than 33% of any class of equity securities or equity interest in, such Stockholder and the Dobson Partnership shall not have Transferred any shares of Company Stock to such Prohibited Transferee.

     4.4 STOP-TRANSFER. The Company agrees not to effect any Transfer of shares of Company Stock by any Stockholder whose proposed Transfer is subject to
Section 4.2 until it has received evidence reasonably satisfactory to it that the rights provided to any other Stockholders pursuant to such Section, if applicable to such Transfer, have been complied with and satisfied in all respects. No Transfer of any shares of Preferred Stock and/or Common Stock shall be made except in compliance with all applicable securities laws. Any Transfer made in violation of this Agreement shall be null and void.

     4.5 DRAG ALONG RIGHTS. If at any time the Board of Directors shall approve the sale or exchange (in a business combination or otherwise) by Stockholders of Common Stock and Class D Preferred Stock and Class E Preferred Stock of the Company in a bona fide arm's-length transaction to a third party pursuant to an agreement that (i) treats equally, on an "as-if-converted basis," the value of all holders of Common Stock, Class D Preferred Stock and Class E Preferred Stock, except as provided in the Restated Certificate of Incorporation, (ii) is approved by the Board of Directors as fair to all Stockholders, and (iii) which shall have been approved by Stockholders holding 50.1% of the outstanding Common Stock of the Company on an as-if-converted basis, then, upon the written request of the Company, each Stockholder shall be obligated to, and shall, if so requested by such third party, (a) sell, transfer and deliver or cause to be sold, transferred and delivered to such third party, shares of Common Stock and Preferred Stock owned by such Stockholder, and (b) if Stockholder approval of the transaction is required, vote his, her or its shares of Company Stock in favor thereof. Notwithstanding the previous sentence, a Cash Equity Investor may not be obligated to sell any shares of Class D Preferred Stock or Class E Preferred Stock unless it receives as consideration for such shares at least their Liquidation
Preference and it may not be obligated to sell any shares of Common Stock unless all of the shares of Class D Preferred Stock or Class E Preferred
Stock then held by such Cash Equity Investors are to be sold for cash in such transaction.

     4.6 REDEMPTION RIGHTS. Subject to the terms of the Financing Agreements and not giving rise to either a default or an event of default thereunder, the Class D Preferred Stock (or Class E Preferred Stock) will be redeemed within 90 days following the vote of holders of a majority of the outstanding shares of the Class D Preferred Stock (or Class E Preferred Stock as the case may be), at any time (a) after twelve years from the date of this Agreement or (b) upon the completion of an IPO by the Company of Common Stock. Upon redemption of Class D Preferred Stock, the holders of Class D Preferred Stock so redeemed will receive a cash payment equivalent to the then current Liquidation Preference per share plus the number of shares of Class A Common Stock such holders would have received had they converted such Class D Preferred Stock into shares of Class E Preferred Stock and Class A Common Stock immediately prior to such redemption.

     4.7  RIGHT OF FIRST REFUSAL FOR NEW SECURITIES; CAPITAL RAISING.

          (a) The Company hereby grants to JWC, on the same terms and conditions, a right of first refusal, to the extent necessary to maintain their fully diluted ownership in the Company, to purchase shares of any New Securities (as defined below) which the Company may, from time to time, propose to issue and sell to private equity investors (and not through a public offering or a private placement (which provides for registration within one year of issuance)/Rule 144A offering, which, together with any supplemental or additional offerings, results in gross proceeds in excess of $50.0 million). Such right of first refusal shall allow JWC to purchase a pro rata portion of the New Securities proposed to be issued, determined with reference to the aggregate number of outstanding shares of Common Stock (on an as-if-converted basis) held by JWC before the proposed issuance of New Securities. The right of first refusal granted hereunder shall terminate if unexercised within 30 calendar days after receipt of notice from the Company to the Cash Equity Investors.

          (b) "New Securities" shall mean any authorized but unissued shares, and any treasury shares, of preferred stock or common stock of the Company and all rights, options or warrants to purchase common stock, and securities of any type whatsoever that are, or may become, convertible into common stock; PROVIDED, HOWEVER, that the term "New Securities" does not include (i) shares of Common Stock or stock options issued to officers, employees, directors, consultants of the Company or others in connection with their services pursuant to a plan or plans approved by the Board of Directors; (ii) securities issued upon conversion of shares of Class D Preferred Stock to Class A Common Stock and Class E Preferred Stock or shares issued upon the conversion of any Class G Preferred Stock for Class H Preferred Stock; (iii) securities issued by the Company pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets or other reorganization whereby the Company shall become the owner of more than 50% of the voting power of such corporation; (iv) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (v) capital stock (including warrants, options or other rights to purchase capital stock, or that are convertible into or exchangeable for capital stock of the Company) issued directly in connection with any borrowings or the incurrence of any indebtedness by the Company or its Subsidiaries in connection with acquisitions or capital projects; (vi) shares of Class A Common Stock issued pursuant to any IPO in excess of $50.0 million (taken together with any supplemental or additional offerings) or Rule 144A promulgated thereunder which provide for registration of such Capital Stock within one year of their issuance; or (vii) shares issuable upon exercise of the Sygnet PIK Preferred Stock Warrants.

          (c) If the Company or any Subsidiary in the future proposes to raise equity capital it shall provide JWC with the terms of such proposal prior to approaching other potential investors and shall grant JWC the initial opportunity to make any such investment, provided that nothing herein shall require the Company to enter into any agreement or sale with the Company on terms less favorable than the prevailing market terms and rates offered to comparable companies to the Company.


                                      ARTICLE 5.

                                 REGISTRATION RIGHTS

     The Company will not grant registration rights for Company capital stock to a Person other than the Cash Equity Investors on terms pari passu with or senior to or more favorable than those granted to the Cash Equity Investors.

     (a)  DEMAND REGISTRATION RIGHTS.

          (i) RIGHT TO DEMAND REGISTRATION. At any time following 180 days after the IPO Date (or such longer period as may be reasonably required by the managing underwriters of the Company's IPO) and (A) the Dobson Partnership shall have the right to make one written request and (B) JWC shall have the right to make two written requests, (each a "Demanding Stockholder" and, collectively, the "Demanding Stockholders") to the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities pursuant to an underwritten offering (a "Demand Registration"), which request shall specify the number of Registrable Securities proposed to be sold in the offering; PROVIDED, HOWEVER, that (x) the Company need not effect a Demand Registration unless the sale of the Registrable Securities proposed to be sold by the Demanding Stockholder shall reasonably be expected to result in aggregate gross proceeds of at least
$25.0 million, and (y) if the Board of Directors determines that a Demand Registration would interfere with any pending or contemplated material acquisition, disposition, financing or other material transaction, the Company may defer a Demand Registration (including by withdrawing any Registration Statement filed in connection with a Demand Registration); so long as that the aggregate of all such deferrals shall not exceed ninety (90) days in any 360-day period. A Demand Registration shall not be deemed a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission (without interference by any stop order, injunction or other order or requirement of the Commission or other governmental agency, for any reason), and maintained continuously effective for a period of at least six (6) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demanding Stockholder may make a written request for a Demand Registration in accordance with the foregoing in respect of Company Stock that it intends to convert into shares of Common Stock upon the effectiveness of the Registration Statement prepared in connection with such demand, and the Company shall fulfill its obligations under this Article 5 in a manner that permits such Demanding Stockholder to exercise its conversion rights in respect of such Company Stock and substantially contemporaneously sell the shares of Common Stock issuable upon such conversion under such Registration Statement.

     In addition to the rights set forth above, each of the Demanding Stockholders shall have the right to demand that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for an offering of Registrable Securities in which at least $15.0 million of gross proceeds are reasonably expected therefrom, PROVIDED that the Company is not obligated to participate in any "road-show" or exceptional marketing, diligence or other efforts in connection with such offering. This additional demand registration may be a one year "shelf-registration." The procedures and limitations for effecting the registration of the Registrable Securities on Form S-3 (or any successor form to Form S-3), including the procedure used for any underwriting limitation, shall be as set forth in this Article 5.

     Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "Demand Notice") of such Registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to Section 5(a)(ii), the Company will include in such Demand Registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the last date such Demand Notice was deemed to have been given pursuant to Section 14.1.

          (ii) PRIORITY ON REGISTRATION. If the managing underwriter or underwriters advise the Company and the holders of the Registrable Securities to be registered in writing that in its or their opinion the number of Registrable Securities proposed to be sold in any Registration (including, without limitation, a Piggyback Registration) and any other securities of the Company requested or proposed to be included in such Registration exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share that will be derived from such Registration will be materially reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such Registration in any other respect, the Company will (x) include in such Registration the aggregate number of Registrable Securities recommended by the managing underwriter (the number of Registrable Securities to be registered for each Stockholder to be reduced FIRSTLY, against the Dobson Partnership, SECONDLY, against the other Stockholders (other than JWC) and LASTLY, against JWC; in each case PRO RATA based on the amount of Registrable Securities of the Stockholders in the applicable class requested to be included in such Registration), and (y) not allow any securities other than Registrable Securities to be included in such Registration unless all Registrable Securities requested to be included shall have been included therein, and then only to the extent recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities).

          (iii) SELECTION OF UNDERWRITERS. The offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Stockholder that initiated such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

     (b)  PIGGYBACK REGISTRATION RIGHTS.

          RIGHT TO PIGGYBACK. If the Company proposes to register any shares of Common Stock (or securities convertible into or exchangeable for Common Stock) with the Commission under the Securities Act (other than a Registration on Form S-4 or Form S-8, or any successor forms), and the Registration form to be used may be used for the Registration of the Registrable Securities (a "Piggyback Registration"), the Company will give written notice (a "Piggyback Notice") to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price (if determined at that time), the kind and number of securities proposed to be registered, the distribution arrangements and will, subject to Section 5(a)(ii), include in such Piggyback

Registration all Registrable Securities with respect to which the Company has received written requests (which requests have not been withdrawn) for inclusion therein within twenty (20) days after the last date such Piggyback Notice was deemed to have been given pursuant to Section 15.1. If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company determines for any reason not to register or to delay Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested inclusion of Registrable Securities in such Registration and (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration, and
(B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

          No Stockholder may obtain a Piggyback Registration on a Demand Registration initiated by JWC.

          (c) SELECTION OF UNDERWRITERS. Except as set forth in Section 5.1(a)(iii), the Company (by action of the Board of Directors) will select the managing underwriter or underwriters to administer offerings of its capital stock, which managing underwriter or underwriters will be of nationally recognized standing.

          (d) REGISTRATION PROCEDURES. With respect to any Demand Registration or Piggyback Registration (each, a "Registration"), the Company shall, subject to Sections 5(a)(i) and (5)(a)(ii) and Section 5(b)(i), as expeditiously as practicable:

               (i) prepare and file with the Commission, as promptly as reasonably practicable (but in no event more than forty-five (45) days) after the receipt of the Registration requests under Sections 5(a) or 5(b), a registration statement or registration statements (each, a "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; cooperate and assist in any filings required to be made with the NASD; and use its reasonable best efforts to cause such Registration Statement to become and (to the extent provided herein) remain effective; PROVIDED, HOWEVER, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable

Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

               (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to keep each Registration Statement effective for six (6) months (nine (9) months in the case of any shelf registration requested by a Qualified Holder pursuant to this
Section 5) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) promptly notify the selling holders of Registrable Securities and the managing underwriters, if any (and, if requested by any such Person or entity, confirm such advice in writing), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) of this subsection
(d) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

               (iv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of (I) the Registration Statement, or
(II) the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction at the earliest possible time;

               (v) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (vi) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (vii) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

               (viii) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions in the United States as any seller or underwriter reasonably requests in writing, use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

               (ix) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

               (x) use its reasonable best efforts to cooperate with any selling holder to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

               (xi) upon the occurrence of any event contemplated by subsection (iii)(F) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xii) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or, if not so listed, cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

               (xiii) not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities;

               (xiv) enter into such customary agreements (including in the case of a Demand Registration that is an underwritten offering, an underwriting agreement in customary form) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration, (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions of counsel shall be in form, scope and substance reasonably satisfactory to the managing underwriters, if any, and to the holders of a majority of the Registrable Securities being sold), addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) use reasonable best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (D) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. All the above in this Section 5(d)(xiv) shall be done at each closing under each underwriting or similar agreement or as and to the extent required thereunder;

               (xv) make available for inspection by a representative of each Demanding Stockholder or selling holder, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, copies or extracts of all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary, in the opinion of the holders' or underwriter's counsel, to enable them to fulfill their due diligence responsibilities; and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to comply with this paragraph (xv) unless such Person executes confidentiality agreements whereby such person agrees that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons and used only in connection with the proposed Registration unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction; and each seller of Registrable Securities agrees that it will, upon learning that disclosure of such records, information or documents is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of any records, information or documents deemed confidential; PROVIDED FURTHER, HOWEVER, notwithstanding any designation of confidentiality by the Company, confidential information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by or on behalf of any such Person, or (ii) becomes available to any such Person on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not to such Person's knowledge bound by a confidentiality agreement with or other obligations of secrecy to the Company or another party with respect to such information;

               (xvi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or

(B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve
(12)-month periods; and

               (xvii) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's executive officers and other representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(xi), such holder shall forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d)(xi), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Sections 5(d)(ii) shall be extended by the number of days during the period from and including the date of the receipt of such notice pursuant to Section 5(d)(iii)(F) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectuses contemplated by Section 5(d)(xi) or the Advice.

     (e)  INDEMNIFICATION.

          (i) In the event of the Registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 5, the Company agrees to indemnify and hold harmless each Stockholder thereby offering such Registrable Securities for sale (an "Indemnified Stockholder"), underwriter, broker or dealer, if any, of such Registrable Securities, and each other person, if any, who controls any such Indemnified Stockholder, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Stockholder, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable federal or state securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable federal or state securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such Registration or qualification, and will reimburse each such Indemnified Stockholder, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Indemnified Stockholder, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission contained in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof or by the failure of such Indemnified Stockholder, underwriter, broker or dealer, or controlling person to deliver a copy of the Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto after the Company has furnished such party with a sufficient number of copies of the same and such party failed to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

          (ii) In the case of an underwritten offering in which the Registration Statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the extent that the loss, claim, damage, expense or liability (or actions in respect thereof) for which indemnification is sought results from such underwriter's failure to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

          (iii) In the event of the Registration or qualification of any Registrable Securities of the Stockholders under the Securities Act or any other applicable federal or state securities laws for sale pursuant to the provisions hereof, each Indemnified Stockholder agrees severally, and not jointly, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement therein or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder specifically and expressly for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action; PROVIDED, HOWEVER, an Indemnified Stockholder's liability under this
Section 5(e)(iii) shall not exceed the net proceeds received by such Indemnified Stockholder with respect to the sale of any Registrable Securities.

          (iv) In the case of an underwritten offering of Registrable Securities, each holder of a Registrable Security included in a Registration Statement shall agree to enter into an underwriting agreement in customary form and substance with such underwriters, and to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to indemnification by such holder of the Company, but subject to the same limitation as provided in

Section 5(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons.

          (v) Promptly after receipt by a person entitled to indemnification under this Section 5(e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under this
Section 5 as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to each such Indemnifying Party of the commencement of such action or claim, but the omission to so notify each such Indemnifying Party will not relieve any such Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 5(e) and shall also not relieve any such Indemnifying Party of its obligations under this Section 5(e) except to the extent that any such Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and such Indemnified Party notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; PROVIDED, HOWEVER, that no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability, and no Indemnified Party shall consent to the entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of each Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding; (b) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding; or (c) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clauses (a), (b) or (c) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the Indemnified Parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action; PROVIDED, HOWEVER, that an Indemnifying Party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

          The provisions of this Section 5(e) shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

          (f) CONTRIBUTION. If for any reason the indemnification provided for in Section 5(e)(i) or 5(e)(iii) is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Stockholder shall be required to contribute in an amount greater than the net proceeds received by such Stockholder with respect to the sale of any Registrable Securities less all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          (g) REGISTRATION EXPENSES. Except as hereinafter provided, all expenses incident to the Company's performance of or compliance with this
Section 5 will be borne by the Company, including, without limitation, all Registration and filing fees under the Securities Act and the Exchange Act, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto), and furnishing copies thereof and of the Prospectus included therein, all out-of-pocket expenses of underwriters customarily paid for by issuers to the extent provided for in any underwriting agreement, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD, the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder. In addition, the Company shall pay or reimburse the sellers of Registrable Securities the reasonable fees and expenses of one law firm to such sellers incurred in connection with a registration (collectively, with the expenses referred to in the immediately preceding sentence, the "Registration Expenses"). Except as provided in the immediately preceding sentence, each Stockholder shall bear the costs and expenses of any underwriters' discounts and commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholder and the fees and expenses of any attorneys, accountants or other representatives retained by the Stockholder.

          (h) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder
(i) agrees to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the persons entitled hereunder to select the underwriter, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, indemnities and other documents customarily required under the terms of such underwriting arrangements.

          (i)  HOLDBACK AGREEMENTS.

               (i) Each holder of Registrable Securities whose securities are included in a Registration Statement agrees not to effect any sale, transfer or other disposition of Company Stock or any securities convertible into Company Stock or other interest in the Company, including through any hedging or derivative transaction or to effect any distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the fifteen
(15) days prior to, and during the one hundred eighty (180)-day period (or such longer period as reasonably requested by the managing underwriter or underwriters in the case of an underwritten public offering) beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters in an underwritten public offering.

               (ii) The Company agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Subsidiary or the acquisition by the Company or any Subsidiary of the capital stock or substantially all of the assets of any other Person), during the fifteen (15) days prior to, and during the ninety (90)-day period beginning on, the effective date of each Demand Registration.

          (j) PUBLIC INFORMATION REPORTING. (i) The Company hereby covenants and agrees to and with the Stockholders that at all times following the IPO Date it shall provide and file such financial and other information concerning the Company as may from time to time be required by the Commission and any other governmental authority having jurisdiction, so as to comply with all reporting requirements under the Exchange Act, and shall, upon request, state in writing that it has complied with all such requirements, and further agrees that, for so long as (following the IPO Date) the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply in all respects with paragraph (c)(2) of Rule 144.

               (ii) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. Upon the request of a holder of Registrable Securities, the Company covenants and agrees to provide the information required by Rule 144A(d)(4) under the Securities Act.


                                      ARTICLE 6.

                           ADDITIONAL RIGHTS AND COVENANTS

     6.1 WHOLLY-OWNED SUBSIDIARIES. All of the Company's Subsidiaries shall be direct or indirect wholly owned Subsidiaries of the Company, and the Company shall not, and shall not permit any Subsidiary to, sell or issue, transfer, encumber or otherwise dispose of any shares of capital stock of any of the Company's Subsidiaries to any Person other than the Company and its direct or indirect wholly owned Subsidiaries, except for a pledge of any such shares in connection with the incurrence of indebtedness.

     6.2 AMENDMENTS OF THE RESTATED CERTIFICATE AND BY-LAWS. Prior to the IPO Date, the Company shall not authorize or adopt any amendment, modification or repeal of any provision of the Restated Certificate or the Restated By-Laws, unless such amendment is consistent with the terms of this Agreement, and the Restated Certificate and has been approved by a majority of directors of the Board of Directors.

     6.3  CONFIDENTIALITY.

          (a) Each party shall, and shall cause each of its Affiliates, and its and their respective stockholders, members, managers, directors, officers, employees and agents (collectively "Representatives") to, keep secret and retain in strictest confidence any and all information relating to the Company or any other party that is designated in writing by the party providing such information or the Company as confidential ("Confidential Information") and shall not disclose such information, and shall cause its Representatives not to disclose such information, to anyone except such Affiliates, Representatives or any other Person that agrees in writing to keep in confidence all such information in accordance with the terms of this Section 6.3. Each party agrees to use such information received from another party or the Company only in connection with its ownership interest in the Company but not for any other purpose. All such information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this
Section 6.3, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section
6.3 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 6.3 shall be construed to limit the right of any party to collect money damages in the event of breach of this
Section 6.3.

          (c) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so; PROVIDED, HOWEVER, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

     6.4 JWC SALE OF LOGIX COMMUNICATIONS STOCK. If JWC proposes to sell any number of shares of Logix Communications Common Stock which sale would result in a reduction in the ownership interest of JWC in Logix Communications below 35% of the JWC Logix Communications ownership interest on the Logix Communications Spin-Off (calculated with reference only to shares of Logix Communications issued with respect to the Class D Preferred Stock (or any Class A Common Stock or other capital stock issued with respect thereto other than the JWC Common Stock) issued at the closing under the Investment and Transaction Agreement), JWC shall give 10 Business Days written notice thereof to the Company (the "JWC NOTICE PERIOD") and during such JWC Notice Period the Company may elect to purchase such Logix Communications Common Stock at a price which is the average of the daily closing prices for Logix Communications Stock on the market on which such stock is traded during such JWC Notice Period. In the event the Company elects to purchase such Logix Communications Common Stock, it shall have 30 days from the date of receipt of the JWC written notice in which to purchase such Logix Communications Common Stock. This purchase right shall terminate upon the earliest to occur of (i) the consummation by the Company of an IPO,
(ii) the fifth anniversary of the date of this Agreement, (iii) the exercise by the Stockholders of the call right pursuant to the terms of Article 11, or (iv) the expiration of the call right pursuant to the terms of Article 11.

     6.5 CLASS PROTECTION. The Company shall not, without first obtaining consent or approval of the holders of at least a majority of the holders of each affected class of Company Stock, voting as a separate class: (i) adversely amend or alter any preferences, rights or powers of any such class of Company Stock; or (ii) redeem, repurchase or pay any dividends on any junior stock or parity stock, except for repurchases of stock or stock options issued to management, employees or consultants which do not exceed $500,000 in any fiscal year of the Company or in any event $1,500,000 in the aggregate.

     6.6 NEW SECURITIES. (a) Subject to the terms of the Class D Preferred Stock Certificate of Designation, any Common Stock (other than JWC Common Stock) and any Logix Communications Common Stock issued to holders of Class D Preferred Stock or to the Cash Equity Investors after conversion of the Class D Preferred Stock shall receive anti-dilution protection, as determined reasonably in good faith by the Board of Directors to protect the holders thereof in connection with (i) dilution from the issuance or the exercise of warrants issued in connection with the Sygnet Acquisition, (ii) any dilution relating to options then issued or committed as of the Closing Date under the New Company Stock Option Plan, (iii) any dilution resulting from the issuance of options with respect to an aggregate maximum of 5% of the Logix Communications Stock, (iv) the redemption of all shares of Class B Preferred Stock and Class C Preferred Stock pursuant to the terms of the Investment and Transaction Agreement and (v) dilution relating to the conversion of the Class G Preferred Stock into Class H Preferred Stock and Class A Common Stock.

     (b) Without the prior written consent of JWC (except where any such issuance would not have a dilutive effect on JWC's Beneficial Ownership interest in either the Common Stock (including Common Stock issuable upon conversion of Class D Preferred Stock) or the Logix Communications Common Stock, or both) (as determined reasonably and in good faith by the Board of Directors) the corporation shall not (i) issue any options pursuant to the New Corporation Stock Option Plan other than such options as are committed on the Closing Date, or (ii) issue options with respect to more than 5% in the aggregate of Logix Communications Common Stock.

     6.7  LOGIX COMMUNICATIONS SPIN-OFF.   (a)  Upon the consummation of the
Logix Communications Spin-off, the holders of Class D Preferred Stock and the holders of Class E Preferred Stock (including Common Stock issuable upon conversion of Class D Preferred Stock) shall immediately receive their PRO RATA share, calculated on a Fully Diluted Basis, of such number of shares of Class A Common Stock equal to the value of the 4,454 options to purchase shares of Class C Common Stock outstanding on the Closing Date (the "Wireless Options"), as determined reasonably and in good faith by the Board of Directors (the "Wireless Option Value Shares").

     (b) In the event that the Logix Communications Spin-off is not consummated, the holders of Class D Preferred Stock and the holders of Class E Preferred Stock will receive, immediately prior to the consummation of a Liquidity Event, Wireless Option Value Shares plus their PRO RATA share, calculated on a Fully-Diluted Basis as determined reasonably, and in good faith by the Board of Directors, of Class A Common Stock equal to the value of Logix Communications stock options that are issued (up to a maximum of 5% of Logix Communications Common Stock).

     (c) An example of the implementation and intent of this Section 6.7 is set forth on Exhibit E hereto.

     6.8  REGULATION M.   In the event of any IPO, the Cash Equity Investors
shall not sell, transfer or otherwise dispose any Company Stock or purchase Company Stock or securities convertible into Company Stock or any interests in the Company, or otherwise engage in any transaction that would involve a prohibited market manipulation, whether under Regulation M under the Securities Act, or otherwise.

     6.9  (a)   POOLING OF INTERESTS.  In the event that the Company is sold in a transaction involving a "pooling of interests" transaction, for a period of not more than 90 days following consummation of such transaction, no Stockholder shall sell, transfer or otherwise dispose of any Company Stock, securities convertible into Company Stock or any other interest in the Company, if any such sale, transfer or other disposition would limit or deny the applicability of the treatment of such pooling of interests.

     (b) In the event of the Logix Communications Spin-off, the Company shall enter into a stockholders agreement with the stockholders of Logix Communications, substantially similar to this Agreement except that there shall be no transfer restrictions analogous to Section 4.1.

     6.10 OTHER TAX MATTERS. JWC intend that (i) pay in kind dividends on the Class D Preferred Stock when paid and (ii) any constructive distribution on the Class D Preferred Stock when deemed paid, will not be includible in JWC's gross income for Federal, state or local tax purposes. Accordingly, unless the Company reasonably concludes in good faith that it cannot make or file any tax return that is consistent with the Purchaser's intention in the preceding sentence, the Company shall not make or file any tax return that is inconsistent with such intention. In the event the Company concludes it is required to file any tax return that is inconsistent with the Purchaser's intention in the preceding sentence, the Company will notify the holders of Class D Preferred Stock at least 60 days before filing such return and will attempt, through discussions with the holders and their representatives, to reach mutual agreement on such filing requirement.

     6.11 CLASS A PREFERRED STOCK TRANSFER RESTRICTION. In the event that any share of Class D Preferred Stock or Class E Preferred Stock is at any time outstanding and held by JWC, (A) the Class A Preferred Stock held by Dobson Operating Company as of December 23, 1998 shall not be transferred, directly or indirectly, to any Person; provided, however, that such shares of Class A Preferred Stock may be transferred at any time (i) by Dobson Operating Company to any wholly owned Subsidiary of the Company and (ii) by any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary of the Company, and (B) such shares of Class A Preferred Stock must be owned by a wholly-owned Subsidiary of the Company.

                                   ARTICLE 7.

                                  EXCLUSIVITY

     7.1 EXCLUSIVITY. Prior to the earlier of five years after the date of this Agreement or the date on which the relevant Cash Equity Investor Beneficially Owns less than 50% of the Common Stock it Beneficially Owns as of the date of this Agreement on an "as-if converted" basis, none of the Stockholders or their respective Affiliates will provide or resell, or act as the agent for any Person offering, within the Territory, mobile wireless telecommunications services that compete with those provided by the Company using wireless technologies and frequencies licensed by the FCC without the Company's prior written consent. Nothing in this Article 7 shall (i) prohibit JWC or its Affiliates from providing such services in any part of the Territory in which the Company did not provide such services at the time that JWC or any Affiliate initially began providing them or (ii) restrict the ability of limited partners of any of JWC or its Affiliates to invest in Persons engaged, directly or indirectly, in the mobile wireless telecommunications industry.

                                   ARTICLE 8.

                    AFTER-ACQUIRED SHARES; RECAPITALIZATION.

     8.1  AFTER ACQUIRED SHARES; RECAPITALIZATION.

          (a) Except as expressly set forth herein, all of the provisions of this Agreement shall apply to all of the shares of Company Stock now owned or hereafter issued or transferred to a Stockholder or to his, her or its Affiliated Successors as a consequence of any additional issuance, conversion, purchase, exchange or reclassification of shares of Company
Stock, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Stockholder or its Affiliated Successors in any other manner.

          (b) Whenever the number of outstanding shares of Company Stock is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

     8.2 AMENDMENT OF RESTATED CERTIFICATE. Whenever the number of shares of authorized Common Stock is not sufficient in order to issue shares of Common Stock upon conversion of Class D Preferred Stock and Class G Preferred Stock or upon exercise of the Class F Preferred Stock Warrants in accordance with the Restated Certificate and the Certificates of Designation, (i) the Company shall promptly amend the Restated Certificate in order to authorize a sufficient number of shares of Common Stock, and (ii) each Stockholder agrees to vote its shares of Preferred Stock and Common Stock in favor of such amendment.

                                   ARTICLE 9.

                               SHARE CERTIFICATES

     9.1 RESTRICTIVE ENDORSEMENTS; REPLACEMENT CERTIFICATES. (a) Each certificate representing the shares of Company Stock now or hereafter held by a Stockholder (including any such certificate delivered upon conversion of the Preferred Stock) or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

     The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or "Blue Sky" laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or "Blue Sky" laws or exempted therefrom under the Act and all applicable state securities or "Blue Sky" laws.

     The shares represented by this Certificate are also subject to a Stockholder and Investor Rights Agreement dated as of December 23, 1998, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Stockholder and Investor Rights Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, pledge hypothecation or other disposition of the shares represented by this Certificate, and that under certain circumstances, the holder hereof may be required to sell the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholder and Investor Rights Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Stockholder and Investor Rights Agreement have been fulfilled.

     Each Stockholder agrees that he, she or it will deliver all certificates for shares of Company Stock owned by him, her or it to the Company for the purpose of affixing such legends thereto.

          (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Company Stock subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

                                  ARTICLE 10.

                                EQUITABLE RELIEF

     10.1 EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that, in addition to being entitled to exercise all of the rights provided herein or in the Restated Certificate or granted by law, including recovery of damages, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

                                  ARTICLE 11.

                             STOCKHOLDER CALL RIGHT

     11.1 STOCKHOLDER CALL RIGHT. The Dobson Partnership and the other Stockholders (including optionholders under the New Company Stock Option Plan at closing under the Investment and Transaction Agreement) and their respective assignees will have the right to call up to 35% of the Class D Preferred Stock issued at closing under the Investment and Transaction Agreement (and/or Class A Common Stock, Class E Preferred Stock, Logix Communications Stock or other capital stock, issued upon conversion, exchange, as a distribution or otherwise in respect of the Class D Preferred Stock and the Class E Preferred Stock, other than the JWC Common Stock) on a Fully Diluted basis, together, in each case, with all accrued and unpaid dividends thereon (collectively, the "Equity Investor Package") at (i) a price payable by wire transfer of immediately available funds to an account designated by the JWC Representative, equal to 35% times the following valuations (each, the "Clawback Exercise Price"), (A) at any time prior to the twenty-fourth month anniversary of the date of issuance of the Class D Preferred Stock at a valuation which is equal to three times the original purchase price of the original purchase of the Class D Preferred Stock, and
(B) at any time following the twenty-fourth month anniversary of the date of issuance of such shares and prior to the sixtieth-month anniversary thereof, at a valuation which is equal to an amount equal to the sum of (x) three times the original purchase price of the Class D Preferred Stock, plus (y) one times such original purchase price multiplied by a fraction, the numerator of which is the number of quarterly periods elapsed after such twenty-fourth month anniversary of their date of issuance (measured from the commencement of such twenty-fifth month anniversary), up to 12 quarterly periods, and the denominator of which is 12. Schedule V set forth an illustrative example for this Article 11, PROVIDED, HOWEVER that in the case of any conflict between such illustration and this Article 11, this Article 11 shall govern. In the event of a sale or sales by JWC of any portion of the final 35% of its investment in Logix Communications Common Stock as of the date of the Logix Communications Spin-off (calculated with reference only to shares of Logix Communications issued with respect to the Class D Preferred Stock (or any Class A Common Stock or other capital stock issued in respect thereto other than the JWC Common Stock) issued at closing under the Investment and Transaction Agreement), then the Clawback Exercise Price shall, if applicable, be reduced by the aggregate amount of the net proceeds of such sales, PROVIDED that proceeds received by JWC from the exercise by the Company of its purchase right under Section 6.4 shall not so reduce the Clawback Exercise Price.

     This call right may only be exercised in respect of the entire part of the Equity Investor Package subject thereto and the initial determination whether to exercise this call right will be made by the Dobson Partnership on behalf of all the Stockholders, PROVIDED that after such determination, each Stockholder will make its own determination whether to consummate the call right. This call right shall terminate upon the earlier of the occurrence of
(A) the IPO Date, (B) the fifth anniversary of issuance of the Class D Preferred Stock, (C) a Change of Control or (D) the exercise in full of this call right, PROVIDED, that this call right may be exercised in connection and concurrently with an IPO and the proceeds resulting from such public offering may be applied by the Company in payment of the Clawback Exercise Price. Except pursuant to Sections 4.2, 4.5 and Article 12 of this Agreement, each Cash Equity Investor will agree not to sell or transfer the securities included in their Equity Investor Package (excluding Logix Communications Common Stock) until the call right expires if, after such sale or transfer, such Cash Equity Investor would hold less than 35% of (x) the Class D Preferred Stock it had originally acquired, (y) any class of securities issued in respect of the Class D Preferred Stock (other than Logix Communication Stock), or (z) each class of securities included in the Equity Investor Package (excluding Logix Communications Common Stock).

                                  ARTICLE 12.

                 CLASS D AND CLASS E PREFERRED STOCK PUT RIGHT

     12.1 RIGHT TO PUT. At any time upon the earliest to occur of (i) the seventh anniversary of the date of this Agreement, (ii) a Change of Control, or (iii) the consummation of an IPO, each Cash Equity Investor shall have the right to sell all of the Class D Preferred Stock or Class E Preferred Stock held by it to the Company (the "Preferred Stock Put Right") following a vote by a majority of the holders of shares of Class D Preferred Stock or Class E Preferred Stock (as the case may be) to require the Company to redeem all of the shares of Class D Preferred Stock or Class E Preferred Stock then held by holders of Class D Preferred Stock or Class E Preferred Stock and the Company shall have the obligation to purchase the shares as to which the Preferred Stock Put Rights are exercised. The Company shall, within 120 days (or immediately in the case of a Change of Control) pay (A) in the case of a put of Class D Preferred Stock a cash amount per share equal to the then current Liquidation Preference thereon plus the number of shares of Class A Common Stock that the holder of such Class D Preferred Stock would have received upon conversion immediately prior to such put and (B) in the case of Class E Preferred Stock a cash amount per share held by such Stockholder equal to its Liquidation Preference. The closing of any redemption pursuant to this Section 12 shall take place at the Company's offices or at such reasonable other location as the Company may notify in writing.

     12.2 PAYMENT; RESTRICTIONS ON PAYMENT. Upon the surrender of the certificate or certificates evidencing the shares of Class D Preferred Stock or Class E Preferred Stock to be repurchased by the Company, the repurchase price in respect of such shares shall be paid to the order of the Person whose name appears on such certificate or certificates in cash by wire transfer of immediately available funds, provided, that if there is no Available Cash under the Financing Agreements and consistent with the limitations set forth in Section 12.3, the Company shall arrange additional credit facilities or borrowing availability to obtain cash to meet its obligations upon the exercise of the Preferred Stock Put Right. If the Company cannot, within the time periods stated in Section 12.1, obtain cash to meet its obligations upon the exercise of the Preferred Stock Put Right, then the Company shall issue to the Cash Equity Investor exercising the Preferred Stock Put Right a Subordinated Put Note, dated as of the date of exercise of the Preferred Stock Put Right, which shall rank senior to each class of Preferred Stock existing on the date hereof other than the Senior PIK Preferred Stock and the Sygnet PIK Preferred Stock. Each surrendered certificate evidencing shares of Class E Preferred Stock shall be canceled and/or retired. In the event that a Cash Equity Investor receives a Subordinated Put Note, such Cash Equity Investors shall be entitled to all of the rights of the holders of Preferred Stock hereunder as if such Cash Equity Investors were holders of Preferred Stock until the Subordinated Put Notes are paid in full. In the event that Subordinated Put Notes are issued, all such Subordinated Put Notes will rank pari passu and shall share pro rata in any Available Cash, PROVIDED, HOWEVER, that in the event that any Subordinated Put Note shall have matured, such Subordinated Put Note shall rank senior to any Subordinated Put Note which has not yet matured.

     12.3 RESTRICTIONS ON PAYMENTS BY THE COMPANY. Notwithstanding anything to the contrary contained in this Agreement, the payment of cash upon exercise of the Preferred Stock Put Rights and pursuant to any Subordinated Put Notes pursuant to this Article shall be subject to (i) applicable restrictions contained in any applicable law, including the availability of adequate capital and surplus for corporate law purposes and (ii) restrictions contained in the Financing Agreements (other than the Class F Preferred Stock Documents) each as refinanced or amended and in effect from time to time in accordance with Section 12.5, and restrictions contained in any Senior Indebtedness. If any such restrictions or unavailability prohibit the repurchase of Securities or other capital stock of the Company hereunder which the Company is otherwise entitled or required to make, the Company shall make such repurchases as soon as it is permitted to do so under such restrictions.

     12.4 PAYMENT OF CASH. Notwithstanding anything else in this Article 12 to the contrary, in the event of a Change of Control, and in each case in which Stockholders receive cash, cash equivalents or marketable securities for the sale or transfer of the Company's Voting Securities, then the holders of the Class D Preferred Stock and Class E Preferred Stock shall be paid cash upon exercise of the Class E Preferred Stock Put Right and shall not be issued Subordinated Put Notes in lieu of cash.

     12.5 FINANCING AGREEMENTS; INDEBTEDNESS. The Class D Preferred Stock and Class E Preferred Stock, including any redemptions (except as set forth below), puts and calls and any Subordinated Put Notes issued pursuant to such puts, are subject to the terms and restrictions contained in the Financing Agreements. The Company will be permitted to refinance or replace (whether or not with new lenders) any Financing Agreement and/or incur additional indebtedness in connection with acquisitions and capital projects at any time prior to the issuance of any Subordinated Put Note issued in connection with the Preferred Stock Put Right, so long as such refinancing, replacement or additional indebtedness (i) is not more restrictive with respect to the Preferred Stock than the Financing Agreements and (ii) specifically permits the payment of amounts owing by the Company upon exercise of such Preferred Stock Put Right or to the holder of any such Subordinated Put Note if after giving pro forma effect to any such payment, the Consolidated Leverage Ratio would be less than 8 to 1. Following the issuance of any Subordinated Put
Note issued in connection with the Preferred Stock Put Right, the Company may not undertake any refinancing or replacement (but shall be free to obtain waivers from the holders of existing indebtedness) or incur additional financing indebtedness in excess of $1,000,000, in the aggregate, without the prior written consent of the holder of such Subordinated Put Note. Nothing herein shall limit the right of the Company to incur indebtedness in order to discharge all amounts owing under any such outstanding Subordinated Put Notes. No refinancing replacement or additional financing indebtedness shall adversely affect, and shall be expressly subordinate to, the redemption rights of the Preferred Stock set forth in the Certificates of Designation of the Preferred Stock. The Cash Equity Investors shall deliver acknowledgments of the foregoing to the Company's creditors under the Financing Agreements upon the request of the Company.

                                  ARTICLE 13.

                               COMPANY CALL RIGHT

     13.1 COMPANY RIGHT TO CALL AGAINST CASH EQUITY INVESTORS. On or immediately prior to an IPO, the Company or its assignees shall have the right to purchase all or any portion of the outstanding shares of Class D Preferred Stock held by a Cash Equity Investor and upon the exercise of such right, each Cash Equity Investor shall have the obligation to sell such shares of Class D Preferred Stock held by such Cash Equity Investor to the Company. The call purchase price for each share of Class D Preferred Stock shall be the Liquidation Preference thereof plus the number of shares of Class A Common Stock that would have been received by the holder of such Class D Preferred Stock had such Class D Preferred Stock been converted immediately prior to the exercise of the call. Notwithstanding anything herein to the contrary, a holder of Class D Preferred Stock may upon receiving a Call Notice (as defined below) elect to convert his Class D Preferred Stock into Class E Preferred Stock and Class A Common Stock, in which event the Company's right pursuant to this
Article 13 will apply to such Class E Preferred Stock. The call purchase price of any such Class E Preferred Stock shall be the Liquidation Preference thereof.

     13.2 PROCEDURE. The Company may exercise the Call Rights by providing to the Cash Equity Investors a written notice (a "Call Notice") that the Company will repurchase the shares of Company Stock described in Section
13.1. The Company shall within thirty (30) days after the determination of the relevant call price, and the notification of the Cash Equity Investors and in any event no later than the receipt by the Company of the proceeds of the IPO, redeem the shares held by the Stockholders to whom the Company provided a Call Notice by paying to such Stockholders an amount for each share held by such Stockholder equal to the relevant call price by wire transfer of immediately available funds. The closing of the repurchase of the shares pursuant to this Article 13 shall take place at the office of the Company, or at such other reasonable location, as it shall notify the relevant party to whom the Call Notice was sent.

     13.3 PAYMENT. Upon the surrender of the certificate or certificates evidencing the shares of Class D Preferred Stock or Class E Preferred Stock to be repurchased by the Company pursuant to this Article 13, the applicable call price in respect of such shares shall be paid by wire transfer of immediately available funds to the order of the Person whose name appears on such certificate or certificates in cash in immediately available funds (which shall include any accrued and unpaid dividends to the date of repurchase of such shares of Class D Preferred Stock or Class E Preferred Stock). Each surrendered certificate evidencing the shares of Class D Preferred Stock or Class E Preferred Stock being repurchased shall be canceled and/or retired.

                                  ARTICLE 14.

                                 MISCELLANEOUS

     14.1 JWC GROUP STOCKHOLDER REPRESENTATIVE. (a) Each JWC Group Stockholder hereby designates and irrevocably appoints Dana L. Schmaltz, as his attorney-in-fact with full power of substitution (the "JWC Group Stockholder Representative"), to serve as the representative of each such JWC Group Stockholder to (i) perform all such acts as are required, authorized or contemplated by this Agreement to be performed by such JWC Group Stockholder and (ii) exercise such rights, power and authority as are incidental to this Agreement and hereby acknowledges that the JWC Group Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by each such person. Any such actions taken, exercises of rights, power or authority and any decision or determination made by the JWC Group Stockholder Representative consistent therewith, shall be absolutely and irrevocably binding on each JWC Group Stockholder as if such JWC Group Stockholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Stockholder's individual capacity. Each such JWC Group Stockholder further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such JWC Group Stockholder. The other parties hereto are and will be entitled to rely on any action taken or any notice given by the JWC Group Stockholder Representative and are and will be entitled and authorized to give notices only to the JWC Group Stockholder Representative for any notice contemplated by this Agreement to be given to any such person. A successor to the JWC Group Stockholder Representative may be chosen by a majority in interest of the JWC Group Stockholders, provided that notice thereof is given by the new JWC Group Stockholder Representative to the Company.

          (b) The JWC Group Stockholder Representative shall not be liable to the JWC Group Stockholders for the performance of any act or the failure to act under or in connection with this Agreement so long as he acted or failed to act in good faith in what he believed to be the scope of his authority and for a purpose which he believed to be in the best interests of the JWC Group Stockholders. Each of the JWC Group Stockholders will indemnify the JWC Group Stockholder Representative, from and against any loss, liability, damage, deficiency, cost and expense (including without limitation reasonable expenses of investigation and reasonable attorney's fees incurred in connection with any claim, suit or proceeding brought against him) incurred or sustained by him as a result of his individual acts or omissions in connection with this Agreement, so long as he acted or failed to act in good faith.

     14.2 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof:

     If to a Cash Equity Investor, to:

          J. W. Childs Associates, L.P.
          One Federal Street
          Twenty-First Floor
          Boston, MA 02110
          Telephone: (617) 753-1100
          Facsimile: (617) 753-1101
          Attention: Dana L. Schmaltz

     With a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          One Beacon Street
          Boston, MA 02108
          Facsimile:   (617) 573-4822
          Telephone:   (617) 573-4800
          Attention:     Louis Goodman

     If to the Company, to it:

          Dobson Communications Corporation
          13439 N. Broadway Extension
          Suite 200
          Oklahoma City, OK  73114
          Facsimile:  (405) 391-8515
          Telephone: (405) 391-8305
          Attention:  Everett R. Dobson, President

     With a copy to the Company at the same address to:
          Attention:  Ron Ripley, Senior Corporate Counsel
          Facsimile:  (405) 391-8765
          Telephone: (405) 391-8500

     With a further copy to:

          Mayer, Brown & Platt
          1675 Broadway
          New York, New York 10019
          Telephone:   (212) 506-2515
          Facsimile:     (212) 262-1910
          Attention:  James B. Carlson

     14.3 ENTIRE AGREEMENT; AMENDMENT; CONSENTS.

          (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, including, without limitation, the Former Shareholders' Agreement.

          (b) No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company, the Dobson Partnership and the holders of a majority of the shares of each class of Common Stock and Preferred Stock; PROVIDED, HOWEVER, that in the event any party hereto shall cease to own any shares of Company Stock such party hereto shall cease to be a party to this Agreement and the rights and obligations of such party hereunder shall terminate.

          (c) Whenever in this Agreement the consent or approval of a Stockholder is required, except as expressly provided herein, such consent or approval may be given or withheld in the sole and absolute discretion of each Stockholder.

     14.4 TERM.

          (a) This Agreement shall terminate upon the earliest to occur of any of the following events and provided that no Subordinated Put Notes are outstanding:

               (i)    The consent in writing of all of the parties hereto; or

               (ii) The expiration of twelve (12) years from the date of execution and delivery of this Agreement; or

               (iii) One Stockholder shall Beneficially Own all of the Common Stock.

          (b) In the event that JWC shall Beneficially Own less than 35% of shares of Common Stock or Class E Preferred Stock received from conversion of the original Class D Preferred Stock investment (in each case on an "as-if-converted" basis) Beneficially Owned by JWC on the date hereof, the provisions of Section 3.1(a)(i) shall terminate. In the event the provisions of either Section 3.1(a)(i) is terminated pursuant to this Section 14.3(b), the director designated by JWC pursuant to Section (i), shall resign (or the other directors or Stockholders shall remove such director from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors is accordingly reduced.

          Notwithstanding anything in this Agreement to the contrary, the holder of any Subordinated Put Note shall be entitled to all of the rights and benefits of the Cash Equity Investors hereunder and under the Certificate of Designations for the Class D Preferred Stock and the Investment and Transaction Agreement, as if such holder still held the shares of Class D Preferred Stock for which such Subordinated Put Note was issued until such Subordinated Put Note has been paid in full.

     14.5 SURVIVAL. Nothing contained in Section 14.5 shall impair any rights or obligations of any party hereto arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement. The provisions of Article 5 shall survive any termination of this Agreement and shall continue in full force and effect until the twentieth anniversary of the date hereof. The provisions of Section 6.3 and Section 14 shall survive the termination of this Agreement.

     14.6 WAIVER. No failure or delay on the part of any Stockholder in exercising any right, power or privilege hereunder, nor any course of dealing between the Company and any Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

     14.7 OBLIGATIONS SEVERAL. The obligations of each Stockholder under this Agreement shall be several with respect to each such Stockholder.

     14.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the law of the State of New York without reference to the conflicts of law principles thereof.

     14.9 DISPUTE RESOLUTION; WAIVER OF JURY TRIAL.

          (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this
Section 14.9, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished):

          (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

          (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and have the right, by delivery of written notice thereof (the "Arbitration Notice") to the other party, to submit the matter to be finally settled by arbitration in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association, as modified herein (the "AAA Rules"). The place of arbitration shall be Oklahoma City, Oklahoma. All matters so submitted to arbitration shall be settled by three arbitrators. JWC and the Company shall each designate one arbitrator within 20 days of the delivery of the Arbitration Notice. If either JWC or the Company fails so to timely designate an arbitrator, the matter shall be resolved by the one arbitrator timely designated. JWC and the Company shall cause the designated arbitrators to mutually agree upon and to designate a third arbitrator, provided, however, that failing such agreement within 45 days of delivery of the Arbitration Notice, the third arbitrator shall be appointed in accordance with the AAA Rules. JWC and the Company shall be responsible for the payment of the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. JWC and the Company shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitral tribunal is not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The final decision of the majority of the arbitrators shall be furnished to JWC, the Company and each of the Stockholders in writing and shall constitute a conclusive determination of the matter in question, binding upon JWC, the Company and the Stockholders and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon any award may be entered in any court of competent jurisdiction.

          (d) The Company and each of the Stockholders hereby irrevocably consents to the exclusive jurisdiction of the state or federal courts in the State of New York, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. The Company and each Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. The Company and each Stockholder hereby agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Stockholder hereby consent to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of Section 14.2.

     14.10 BENEFIT AND BINDING EFFECT; SEVERABILITY. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

     14.11 AMENDMENT OF BY-LAWS. The Stockholders agree that the terms of this Agreement shall supersede any inconsistent provision that is contained in the Restated By-Laws and, to the extent required by Oklahoma law or the Restated By-Laws, this Agreement shall be deemed to constitute a written action taken by the Stockholders of the Company and shall be deemed an amendment of the Restated By-Laws.

     14.12 FCC AND REGULATORY APPROVALS. Notwithstanding anything contained in this Agreement to the contrary, no transaction or action contemplated herein shall be consummated and no interests or rights transferred, converted or exchanged prior to receiving FCC approvals with respect thereto to the extent such FCC approvals are necessary.

     14.13 EXPENSES. The Company shall pay the reasonable fees and expenses of counsel and accountants to the Stockholders incurred in connection with the preparation, negotiation and execution of this Agreement and of any amendment or modification hereof. Except as provided in Section 14.14, all other attorneys' fees incurred by the Stockholders in connection with this Agreement (including, without limitation, in the preparation of notices (and responses thereto) and consents) shall be borne by the Stockholder(s) incurring such fees.

     14.14 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     14.15 HEADINGS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     14.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed or consent this Agreement to be executed by its duly authorized officers as of the date first written above.

COMPANY:

                                       DOBSON COMMUNICATIONS CORPORATION


                                       By: /s/ Everett Dobson
                                          --------------------------
                                          Name:  Everett Dobson
                                          Title: President



CASH EQUITY INVESTORS:

                                       DOBSON CC LIMITED PARTNERSHIP

                                       By: RLD, Inc., its General Partner

                                       By: /s/ Everett Dobson
                                          --------------------------
                                          Name:  Everett Dobson
                                          Title: President


                                       DOBSON OPERATING COMPANY

                                       By: /s/ Everett Dobson
                                          --------------------------
                                          Name:  Everett Dobson
                                          Title: President

                             J.W. CHILDS EQUITY PARTNERS II, L.P.

                             By: J.W. Childs Advisors II, L.P.,
                                its general partner

                             By: J.W. Childs Associates, L.P.,
                                 its general partner

                             By: J.W. Childs Associates, Inc.,
                                 its general partner


                             By: /s/ Dana L. Schmaltz
                                --------------------------
                                Name:   Dana L. Schmaltz
                                Title:  Vice President


                             /s/ Dana L. Schmaltz
                             -----------------------------
                             Dana L. Schmaltz, as agent and attorney-in-fact for the JWC Group Stockholders under Purchaser Appointment of Agent and Power of Attorney and not in his individual capacity

                                                                    Schedule I

     CASH EQUITY INVESTORS:

Dobson CC Limited Partnership
c/o Dobson Communications Corporation
13439 N. Broadway Extension
Suite 200
Oklahoma City, OK 73114
Telephone: (405) 391-8500
Attention: Senior Corporate Counsel


Dobson Operating Company
c/o Dobson Communications Corporation
13439 N. Broadway Extension
Suite 200
Oklahoma City, OK 73114
Telephone: (405) 391-8500
Attention: Senior Corporate Counsel


J.W. Childs Equity Partners II, L.P.
One Federal Street
Twenty-First Floor
Boston, MA 02110
Telephone No.  (617) 753-1100
Attention: Dana Schmaltz


JWC Group Stockholders:
(See attached sheet)

                                                                    ATTACHMENT

                              JWC GROUP STOCKHOLDERS


     J.W. Childs Equity Partners II, L.P.
     JWC Equity Funding II, Inc.
     Bock Family Trust
     John W. Childs
     Richard S. Childs
     James E. Childs
     Timothy J. Healy
     Glenn A. Hopkins
     Jerry D. Horn
     B. Lane MacDonald
     Raymond B. Rudy
     Dana L. Schmaltz
     Chechesse Creek Trust
     Steven G. Segal
     SGS 1995 Family Limited Partnership
     Steven G. Segal 1995 Irrevocable Trust
     SGS-III Family Limited Partnership
     Adam L. Suttin
     Adam L. Suttin Irrevocable Family Trust
     Suttin Family Trust II
     Eugene N. Suttin IRA
     Edward D. Yun
     Yun Family Trust
     Ed Kozlowski
     Jim Murphy
     Rebacliff, Baker & Dobbs, LLC
     Benno C. Schmidt
     Mario Soussou
     Bill Watts
     OFS Investment Partners II

                                                                   Schedule II
                                    CAPITALIZATION


Filed under Exhibit 10.8.1 Schedule 4.9.

                                                                   Schedule III
                                    NEW DIRECTORS


                      Everett R. Dobson
                      Russell L. Dobson
                      Stephen T. Dobson
                      Albert W. Pharis
                      Dana L. Schmaltz
                      Justin L. Jaschke
                      [Initially Vacant]

                                  SCHEDULE IV

EXAMPLE: OFFER BY TAG-ALONG EVENT PURCHASER TO PURCHASE COMMON STOCK OF A STOCKHOLDER 1 YEAR AFTER CLOSING

     Shares of Common Stock to be Purchased Under Tag-Along Event          100,000.0
     Total Common Equity Valuation                                   $ 1,000,000,000
     Total Shares of Common Stock Equivalents Outstanding                  595,981.7

                                                                          Total Value         Allocations of
                                                                       to Calculate JWC           100,000
               Class A Common Stock(1)    Class E Preferred Stock        Allocation of         Shares to be
               -----------------------   --------------------------     Tag-Along Stock         Sold if All
                 Shares       Value(2)      Shares         Value(3)    as per Section 4.2    Investors Tag(4)
                 ------       -----         ------         -----       ------------------    ----------------
DCC LP         474,921.8  $  796,873,125    3,533.8   $ 4,599,972       $             -           70,961.8
R. Dobson        3,154.0       5,292,109        -               -                     -              471.3
Mgmt Options    28,934.0      48,548,471        -               -                     -            4,323.3
JWC             88,971.9     149,286,295   71,559.9    93,150,028           242,436,323           24,243.6
               ---------  --------------   --------   -----------       ---------------          ---------
               595,981.7  $1,000,000,000   75,093.7   $97,750,000       $ 1,000,000,000          100,000.0

--------------------
(1)  CALCULATED ON AN AS-IF CONVERTED BASIS FOR THE SERIES D PREFERRED STOCK
(2)  HYPOTHETICAL COMMON EQUITY VALUE FOR PURPOSES OF ILLUSTRATION.
(3) ESTIMATED AT $85.0 MILLION OF SERIES D PREFERRED OUTSTANDING FOR ONE YEAR WITH 15% ACCRUED DIVIDENDS.
(4) FORMULA FOR JWC REPRESENTS TOTAL SHARES TO BE SOLD UNDER TAG-ALONG EVENT MULTIPLIED BY A FRACTION EQUAL TO (X) THE VALUE OF JWC'S COMMON STOCK PLUS THE VALUE OF JWC'S CLASS E PREFERRED STOCK DIVIDED BY (Y) THE TOTAL VALUE OF THE COMMON STOCK. ALLOCATIONS OF THE TAG-ALONG SHARES NOT ALLOCATED TO JWC SHALL BE OFFERED PRO RATA BASED ON COMMON STOCK OWNERSHIP OF THE NON-JWC STOCKHOLDERS.

                                     SCHEDULE V


EXAMPLE: CALL EXERCISED IN YEAR 5, PRIOR TO SPIN-OFF OF LOGIX COMMUNICATIONS, NO SALES BY STOCKHOLDERS

   Original Purchase Price for Series D Preferred/Equity Investor Package:      $   85,000,000
   Multiple of Original Purchase Price in Year 5                                           4.0x
                                                                                ---------------
     Valuation for Calculating the Clawback Exercise Price                      $  340,000,000
   Amount of Equity Investor Package Subject to Call                                     35.00%
                                                                                ---------------
       Clawback Exercise Price                                                  $  119,000.000


EXAMPLE: CALL EXERCISED IN YEAR 5, AFTER SPIN-OFF OF LOGIX COMMUNICATIONS,
STOCKHOLDERS HAVE SOLD 80% OF LOGIX STOCK

   Original Purchase Price for Series D Preferred/Equity Investor Package       $   85,000,000
   Multiple of Original Purchase Price in Year 5                                           4.0x
                                                                                ---------------
     Valuation for Calculating the Clawback Exercise Price                      $  340,000,000
   Amount of Equity Investor Package Subject to Call                                     35.00%
                                                                                ---------------
       Clawback Exercise Price Pre-Credit                                       $  119,000,000

   % of Logix Communications Stock Sold by Stockholders                                  80.00%
   Sales by Stockholders of Final 35% of Logix Communications Stock                      15.00%
   Net Proceeds Realized on Sale of Such 15.00% of Logix
     Communications Stock                                                       $   20,000,000

   Clawback Exercise Price Pre-Credit                                           $  119,000,000
   Amount of Credit from Sales of Logix Communications Stock                       (20,000,000)
                                                                                ---------------
       Clawback Exercise Price                                                  $   99,000,000

                                  TABLE OF CONTENTS


SECTION                                                                        PAGE
-------                                                                        ----
                                ARTICLE 1. Definitions


1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2    Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . 13


                           ARTICLE 2. Stockholder Approval


2.1    Organizational Documents. . . . . . . . . . . . . . . . . . . . . . . . . 13
2.2    Approval of Stock Option Plans. . . . . . . . . . . . . . . . . . . . . . 13
2.3    Logix Communications Spin-Off . . . . . . . . . . . . . . . . . . . . . . 13

                         ARTICLE 3. Management of the Company


3.1    Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
3.2    Removal; Filling of Vacancies . . . . . . . . . . . . . . . . . . . . . . 15
3.3    Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
3.4    Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . 15
3.5    Business of the Company . . . . . . . . . . . . . . . . . . . . . . . . . 15
3.6    Required Votes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
3.7    Transactions between the Company and the Stockholders or their
       Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
3.8    Board Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
3.9    Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                            ARTICLE 4. Transfers of Shares


                                       i


4.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
4.2    Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
4.3    Additional Conditions to Permitted Transfers. . . . . . . . . . . . . . . 20
4.4    Stop-Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
4.5    Drag Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
4.6    Redemption Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
4.7    Right of First Refusal for New Securities; Capital Raising. . . . . . . . 21

                            ARTICLE 5. Registration Rights


(a)    Demand Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . 22
(b)    Piggyback Registration Rights . . . . . . . . . . . . . . . . . . . . . . 24
(c)    Selection of Underwriters . . . . . . . . . . . . . . . . . . . . . . . . 25
(d)    Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . 25
(e)    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
(f)    Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
(g)    Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 33
(h)    Participation in Underwritten Registrations . . . . . . . . . . . . . . . 34
(i)    Holdback Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
(j)    Public Information Reporting. . . . . . . . . . . . . . . . . . . . . . . 35

                       ARTICLE 6. Additional Rights and Covenants

6.1    Wholly-Owned Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 35
6.2    Amendments of the Restated Certificate and By-Laws. . . . . . . . . . . . 36
6.3    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
6.4    JWC Sale of Logix Communications Stock. . . . . . . . . . . . . . . . . . 36
6.5    Class Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
6.6    New Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
6.7    Logix Communications Spin-off . . . . . . . . . . . . . . . . . . . . . . 38
6.8    Regulation M. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.9    Pooling of Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . 38


                                      ii

6.10   Other Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
6.11   Class A Preferred Stock Transfer Restriction. . . . . . . . . . . . . . . 39

                                      ARTICLE 7.

                                     Exclusivity

7.1    Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                  ARTICLE 8. After-Acquired Shares; Recapitalization

8.1    After Acquired Shares; Recapitalization . . . . . . . . . . . . . . . . . 39
8.2    Amendment of Restated Certificate . . . . . . . . . . . . . . . . . . . . 40


                             ARTICLE 9. Share Certificates


9.1    Restrictive Endorsements; Replacement Certificates. . . . . . . . . . . . 40

                                     ARTICLE 10.

                                   Equitable Relief

10.1   Equitable Relief. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41


                                     ARTICLE 11.

                                Stockholder Call Right

11.1   Stockholder Call Right. . . . . . . . . . . . . . . . . . . . . . . . . . 41


               ARTICLE 12. Class D and Class E Preferred Stock Put Right

                                     iii


12.1   Right to Put. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
12.2   Payment; Restrictions on Payment. . . . . . . . . . . . . . . . . . . . . 43
12.3   Restrictions on Payments by the Company . . . . . . . . . . . . . . . . . 44
12.4   Payment of Cash.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
12.5   Financing Agreements; Indebtedness.   . . . . . . . . . . . . . . . . . . 44


                            ARTICLE 13. Company Call Right


13.1   Company Right to Call Against Cash Equity Investors . . . . . . . . . . . 45
13.2   Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
13.3   Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

                              ARTICLE 14. Miscellaneous

14.1   JWC Group Stockholder Representative. . . . . . . . . . . . . . . . . . . 46
14.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
14.3   Entire Agreement; Amendment; Consents . . . . . . . . . . . . . . . . . . 48
14.4   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
14.5   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
14.6   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
14.7   Obligations Several . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
14.8   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
14.9   Dispute Resolution; WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . 49
14.10  Benefit and Binding Effect; Severability. . . . . . . . . . . . . . . . . 51
14.11  Amendment of By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . 51
14.12  FCC and Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . 51
14.13  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
14.14  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
14.15  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
14.16  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

SCHEDULES

Schedule I     --     Cash Equity Investors
Schedule II    --     Capitalization
Schedule III   --     New Directors
Schedule IV    --     Tag Along Exercise Illustrative Calculation
Schedule V     --     Stock Call Rights Illustrative Calculation

EXHIBITS

Exhibit A      --     Form of Restated Certificate
Exhibit B-1    --     Form of Class A Preferred Stock Certificate of
                      Designation
Exhibit B-2    --     Form of Class D Preferred Stock Certificate of
                      Designation
Exhibit B-3    --     Form of Class E Preferred Stock Certificate of
                      Designation
Exhibit B-4    --     Form of Class F Preferred Stock Certificate of
                      Designation
Exhibit B-5    --     Form of Class G Preferred Stock Certificate of
                      Designation
Exhibit B-6    --     Form of Class H Preferred Stock Certificate of
                      Designation
Exhibit C      --     Form of Restated By-Laws
Exhibit D      --     Form of Subordinated Put Note
Exhibit E      --     Logix Spin-Off Dilution Protection Example


                                       v